SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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☑     Definitive Proxy Statement
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☐     Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12
Human Genome Sciences, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 11, 2011

The 2011 annual meeting of stockholders of Human Genome Sciences, Inc. will be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on Wednesday, May 11, 2011 at 9:30 a.m., local time.

The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice.

1.	To elect eleven directors to serve until the next annual meeting or until their successors are elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2011.

3.	To approve the amendment of the company’s stock incentive plan.

4.	To conduct an advisory vote on executive compensation.

5.	To conduct an advisory vote regarding the frequency of submission to stockholders of an executive compensation advisory vote.

6.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

The close of business on March 18, 2011 has been established as the record date for determining stockholders entitled to vote at the annual meeting.

Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the proxy statement and on the proxy card. Submitting your proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting, you may vote in person, even if you have previously submitted a proxy.

You may revoke your proxy at any time before the vote is taken by delivering to the company’s Secretary a written revocation, submitting a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

By Order of the Board of Directors,

James H. Davis, Secretary

March 30, 2011
Rockville, Maryland

HUMAN GENOME SCIENCES, INC.
14200 Shady Grove Road
Rockville, Maryland 20850

PROXY STATEMENT

This proxy statement is being furnished to you by the Board of Directors of Human Genome Sciences, Inc. to solicit your proxy to vote your shares at our 2011 annual meeting of stockholders, and at any adjournment or postponement of the meeting. The meeting will be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on Wednesday, May 11, 2011 at 9:30 a.m., local time. This proxy statement and the enclosed proxy card and 2010 annual report are being sent to stockholders on or about March 30, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this annual meeting information and proxy?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock of HGS as of March 18, 2011, the record date for the 2011 annual meeting. The HGS Board of Directors has made these materials available to you in connection with the board’s solicitation of proxies for use at our 2011 annual meeting.

This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions. You are requested to vote on the proposals described in this proxy statement and are invited to attend the annual meeting.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting. When you submit your proxy by internet, by telephone or by mail, you appoint each of James H. Davis, our Executive Vice President, General Counsel and Secretary, and David P. Southwell, our Executive Vice President and Chief Financial Officer, or their respective substitutes or nominees, as your representatives — your “proxies” — at the meeting to vote your shares in accordance with your instructions. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as the board recommends, as noted below, and as the named proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

Who is entitled to vote at the annual meeting?

Holders of HGS common stock as of the close of business on the record date, March 18, 2011, may vote at the 2011 annual meeting, either in person or by proxy. As of the close of business on March 18, 2011, there were 189,277,848 shares of HGS common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the 2011 annual meeting.

How does the Board of Directors recommend I vote on each of the proposals?

The board recommends that you vote your shares in the following manner:

•	FOR the election of each of the 11 director nominees;

•	FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal year 2011;

•	FOR approval of the amendment of the company’s stock incentive plan;

•	FOR approval of the advisory vote on executive compensation; and

•	THREE YEARS with respect to the advisory vote on the frequency of an executive compensation advisory vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

You may own shares of HGS common stock in several different ways:

•	Record Ownership. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration System account in your name evidencing shares held in book-entry form, then you have a stockholder account with our transfer agent, American Stock Transfer & Trust Company and you are a “stockholder of record.”

•	Beneficial Ownership. If your shares are held in a brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares giving you the right to vote the shares at the meeting.

How can I vote my shares before the annual meeting?

Even if you plan to attend the annual meeting, we recommend that you vote before the meeting as described below so that your vote will be counted if you later decide not to attend the meeting. Voting by internet or by telephone is fast and convenient and your vote is immediately confirmed and tabulated. Submitting a proxy by internet, telephone or mail prior to the annual meeting will not affect your right to attend the annual meeting and vote in person.

If you hold shares in your own name as a stockholder of record, regardless of whether you received your annual meeting materials through the mail or via the internet, you may vote before the annual meeting:

•	By internet, following the instructions on the proxy card;

•	By telephone, using the telephone number printed on the proxy card; or

•	By mail (if you received your proxy materials by mail) by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If you vote by internet or by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior internet or telephone vote). Your internet or telephone vote will authorize the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares. Please check with your broker, bank or other nominee and follow its voting procedures to vote your shares. Most brokers and nominees offer voting procedures by internet, telephone and mail.

If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?

If you beneficially hold your shares in street name through a brokerage account and you do not submit specific voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as “routine” under rules applicable to broker-dealers. However, a broker cannot vote shares held in street name on matters designated by these rules as “non-routine,” unless the broker receives specific voting instructions from the beneficial holder.

The proposal to ratify the appointment of the company’s independent registered public accounting firm for 2011 is considered “routine” under these rules. All of the other proposals to be submitted for a vote of stockholders at the annual meeting are considered “non-routine” and, therefore, are matters on which a broker may not exercise its voting discretion. Accordingly, if you hold your shares in street name through a brokerage account and you do not instruct your broker how to vote with respect to these other proposals, your broker may not vote on those proposals and your shares will be considered “broker non-votes” on these proposals and will not be taken into account in determining the outcome of the vote on the matter. As a result, we strongly encourage you to utilize the voting procedures made available to you through your broker or other nominee and exercise your right to vote as a stockholder.

What is a “broker non-vote” and how would it affect the vote?

A broker non-vote occurs when a nominee, such as a bank or broker holding shares on behalf of a beneficial owner, does not receive voting instructions from the beneficial owner of the shares and does not have discretionary voting power with respect to the proposal. Brokers will not have discretionary voting power to vote your shares without your voting instructions on any of the items being considered at the 2011 annual meeting, except for the proposal to ratify the appointment of the independent registered public accounting firm. Accordingly, if you fail to provide your bank, broker or other nominee with voting instructions on the other proposals being considered, such failure will result in a broker non-vote with respect to your shares on these proposals.

Because the approval requirement for Proposal 1 (the election of directors) and Proposal 5 (the advisory vote regarding the frequency of an advisory vote on executive compensation) is a plurality of the votes cast (i.e., the nominees and frequency preference that receive the most votes will be the nominees elected and the frequency preference chosen by stockholders), a broker non-vote will not affect the outcome of these votes. On all of the other proposals, the affirmative vote of a majority of the votes cast is required for approval of the proposals. Broker non-votes are not considered votes cast on the matter and, therefore, will not be taken into account in determining the outcome of the vote on the matter.

What does it mean if I receive more than one proxy card from the company?

It means that you have more than one account for your HGS shares. Please vote by internet or telephone using each of the identification numbers, or complete and submit all proxies to ensure that all of your shares are voted.

Can I vote in person at the annual meeting?

Yes. If you hold shares in your own name as a stockholder of record, you may attend the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot at the annual meeting. If you are the beneficial owner of shares held in street name, you must first obtain a “legal proxy” from your broker, bank or other nominee and submit that legal proxy along with a properly completed ballot at the meeting. Under a legal proxy, the bank, broker or other nominee confers to you all of its rights as a record holder to grant proxies or to vote at the meeting.

What do I need to bring to be admitted to the annual meeting?

All stockholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 18, 2011.

How can I change my vote or revoke my proxy?

If you hold shares in your own name as a stockholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Notifying our Secretary in writing that you are revoking your proxy;

•	Delivering another proxy (either by internet, telephone or mail) that is dated after the proxy you wish to revoke; or

•	Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)

Any written notice of revocation should be delivered to: Human Genome Sciences, Inc., 14200 Shady Grove Road, Rockville, MD 20850, Attention: James H. Davis, Secretary. Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the annual meeting before the voting begins.

If you are the beneficial owner of shares held in street name, please check with your broker or other nominee and follow the procedures your broker or nominee provides if you wish to change your vote with respect to those shares.

What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?

The vote required to elect directors and approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal		Vote Required

1.	Election of directors	Plurality of votes cast
2.	Ratification of appointment of Ernst & Young LLP	Majority of votes cast
3.	Amendment of the company’s stock incentive plan	Majority of votes cast
4.	Advisory vote on executive compensation	Majority of votes cast
5.	Advisory vote regarding frequency of advisory vote on executive compensation	Plurality of votes cast

A “plurality” of the votes cast at the meeting means that the nominees and frequency preference that receive the most votes will be the nominees elected and the frequency preference chosen by stockholders.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?

In order to conduct business at the annual meeting, the holders of at least a majority of the total number of shares of HGS common stock issued and outstanding and entitled to vote as of the March 18, 2011 record date, or 94,638,925 shares, must be present in person or represented by proxy. This requirement is called a “quorum.” If you vote by internet or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the annual meeting may be adjourned to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a stockholder submits a proxy with explicit instructions to decline to vote regarding a particular matter (or to “withhold” voting authority in the election of directors). Abstentions are counted as present for purposes of determining a quorum. An abstention will have no effect on the outcome of the election of directors and the advisory vote regarding the frequency of an advisory vote on executive compensation. However, because an abstention is considered a vote “cast” but it is not a vote “for” a particular matter, it will have the same effect as a vote “against” any of the other proposals.

Does the company offer an opportunity to receive future proxy materials electronically?

Yes. If you vote on the internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the company’s printing and postage costs, as well as the number of paper documents you will receive.

If you are a stockholder of record, you may enroll in this service at the time you vote your proxy or at any time after the annual meeting and can read additional information about this option and request electronic delivery by going to www.proxyvote.com. If you hold shares beneficially, please contact your broker or other nominee to enroll for electronic proxy delivery.

If you already receive your proxy materials via the internet, you will continue to receive them in this manner until you instruct otherwise through the website referenced above.

Who will conduct the proxy solicitation and how much will it cost?

The solicitation is being made primarily through the mail, but our directors, officers and employees may also engage in the solicitation of proxies. We have retained the services of Georgeson Inc. to assist in soliciting proxies. Georgeson will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $10,000 plus reimbursement for out-of-pocket expenses. The company will pay all the costs of the proxy solicitation. Other than the compensation of Georgeson, no compensation will be paid by us in connection with the solicitation of proxies, except that we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Who will count the votes?

Broadridge Financial Solutions, Inc. will tabulate the votes cast by internet, telephone and mail. Alan Esenstad, our Controller, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.

Where can I find the voting results of the meeting?

We will publish the voting results in a Form 8-K within four business days after the annual meeting. You can read or print a copy of that report by going to either the company’s website at www.hgsi.com under the section “Investors — SEC Filings” or the Securities and Exchange Commission’s website at www.sec.gov.

If you have any questions about voting your shares or attending the annual meeting, please contact our Investor Relations Department at (301) 610-5800.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2011

The company’s proxy statement for the 2011 annual meeting of stockholders and the company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.hgsi.com.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS

All of our directors are elected annually by stockholders. Each of the 11 nominees for director listed below currently serves as a director of the company and has been nominated for election to hold office until the next annual meeting or until his or her successor is elected and qualified. All of the nominees have agreed to serve if elected. In the event that any nominee is unable to stand for election, the board may reduce the number of directors or the persons named in the proxy will vote for a substitute nominee as they, in their discretion, shall determine. We do not expect that any nominee will be unable to stand for election.

Dr. Jürgen Drews will not be standing for re-election and will be retiring from our Board of Directors effective at the conclusion of this annual meeting, at which time the size of the board will be reduced to 11 members. The company is grateful to Dr. Drews for his years of valuable service to the company.

Since the date of the company’s 2010 annual meeting, Dr. Colin Goddard, George J. Morrow and Gregory Norden were appointed to the board upon the recommendation of the Nominating and Governance Committee. Dr. Goddard and Mr. Norden were recommended for consideration by the Nominating and Governance Committee following the identification and recommendation by a third-party search firm. Mr. Morrow was recommended for consideration by the Nominating and Governance Committee by our Chairman of the Board.

Our by-laws provide that directors are to be elected by a plurality of votes cast, which means that those nominees who receive the most votes will be elected. The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors, unless authority to vote is withheld.

The Board of Directors has determined that all of our current directors are qualified to serve as directors of the company. In addition to the specific business experience listed below, each of our directors has the tangible and intangible skills and attributes that we believe are required to be an effective director of the company, including experience at senior levels in areas of expertise helpful to the company, a willingness and commitment to assume the responsibilities required of a director of the company and the character and integrity we expect of our directors.

Set forth below is information regarding each director nominee’s principal occupation, business experience, directorships and qualifications:

		Director	Principal Occupation, Business Experience,
Name	Age	Since	Directorships and Qualifications

Richard J. Danzig	66	2001
Member of our Audit Committee and Finance Committee. Consultant to U.S. government on biological terrorism and Chairman of the Board of Directors of The Center for a New American Security. Mr. Danzig is a Senior Fellow of Yale University’s Jackson Institute for Global Affairs, and a Senior Advisor to the Center for Strategic and International Studies and the Center for Naval Analyses. He is also a member of the Defense Policy Board, the President’s Intelligence Advisory Board, and the U.S. Military European Command Advisory Board. He serves on the Boards of Directors of National Semiconductor Corporation, a public company, and several private companies, including Saffron Hill Investors Guernsey and the RAND Corporation. He served as Secretary of the Navy from 1998 to 2001 and as Under Secretary of the Navy from 1993 to 1997. He was a Traveling Fellow of the Center for International Political Economy and an Adjunct Professor at Syracuse University’s Maxwell School of Citizenship & Public Affairs between 1997 and 1998. He was a partner in the law firm of Latham & Watkins from 1981 to 1993. Mr. Danzig received a B.A. degree from Reed College, a J.D. degree from Yale University, and Bachelor of Philosophy and Doctor of Philosophy degrees from Oxford University.

We believe that Mr. Danzig’s qualifications to serve on our Board of Directors include his experience in government, including his prior role as Secretary of the Navy, his prior legal experience and his position as a director of other public companies.

Colin Goddard, Ph.D.	51	2010
Member of our Board of Directors. Since 2011, Dr. Goddard has served as Executive Chairman of Coferon, Inc., a private biotechnology platform company. From October 1998 until its acquisition by Astellas Pharmaceuticals, Inc. in July 2010, Dr. Goddard served as Chief Executive Officer of OSI Pharmaceuticals, Inc. and member of its Board of Directors. He joined OSI as a scientist in 1989 and held positions that included Director of Drug Discovery, Chief Operating Officer and President. He also chaired the OSI board from 2000-2002. Prior to his employment at OSI, Dr. Goddard was a research fellow at the National Cancer Institute in Bethesda, MD. Dr. Goddard serves on the boards of PanOptica, Inc. and Zelos Therapeutics, Inc., both private biotech companies, and Abilities! Inc., an internationally recognized charity for the disabled. He is a member of the Board of Trustees of Hofstra University. He received his Ph.D. in Cancer Pharmacology from the University of Aston in Birmingham, U.K. and a B.Sc. (Hons) in Biochemistry from the University of York, U.K.

We believe that Dr. Goddard’s qualifications to serve on our Board of Directors include his previous position as Chief Executive Officer of a public biopharmaceutical company and his extensive drug discovery and research experience both at a biopharmaceutical company and at the National Cancer Institute.

		Director	Principal Occupation, Business Experience,
Name	Age	Since	Directorships and Qualifications

Maxine Gowen, Ph.D.	53	2008	Member of our Nominating and Governance Committee. Since 2007, Dr. Gowen has been the President and Chief Executive Officer of Trevena, Inc., a privately-held drug discovery company. Prior to joining Trevena, Dr. Gowen held a variety of leadership roles at GlaxoSmithKline (GSK) over a period of fifteen years, most recently as Senior Vice President of GSK’s Center of Excellence for External Drug Discovery. In that position, Dr. Gowen built and led a new R&D division with a mission to create a drug discovery portfolio through business development alliances with innovative healthcare companies. She joined GSK in 1992 to lead the Musculoskeletal Diseases Division, where she initiated and led a number of preclinical and clinical development programs. Before GSK, Dr. Gowen was Senior Lecturer and Head, Bone Cell Biology Group, Department of Bone and Joint Medicine, of the University of Bath, U.K. Dr. Gowen has been honored with a number of research awards and prizes, has authored more than 125 peer-reviewed publications, reviews and book chapters, and holds a number of patents. She received her Ph.D. from the University of Sheffield, U.K., an M.B.A. with academic honors from The Wharton School of the University of Pennsylvania, and a B.Sc. with Honors in Biochemistry from the University of Bristol, U.K.

			We believe that Dr. Gowen’s qualifications to serve on our Board of Directors include her significant experience in the drug discovery field, including her position as Chief Executive Officer of Trevena, Inc. and her prior drug discovery and development positions at GlaxoSmithKline.

Tuan Ha-Ngoc	59	2005	Chair of our Audit Committee and member of our Compensation Committee. Since 2002 Mr. Ha-Ngoc has been President and Chief Executive Officer of AVEO Pharmaceuticals, Inc., a public biopharmaceutical company focused on the discovery and development of novel cancer therapeutics. From 1999 to 2002, he was co-founder, President and Chief Executive Officer of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, Mr. Ha-Ngoc was Corporate Vice President of Strategic Development for Wyeth, following Wyeth’s acquisition of Genetics Institute, where Mr. Ha-Ngoc served as Executive Vice President with responsibility for corporate development, commercial operations and European and Japanese operations. Prior to joining Genetics Institute in 1984, Mr. Ha-Ngoc held various marketing and business positions at Baxter Healthcare, Inc. He received his M.B.A. degree from INSEAD and his Master’s degree in pharmacy from the University of Paris, France. Mr. Ha-Ngoc serves on the Board of Directors of AVEO Pharmaceuticals, Inc., and on the boards of directors of a number of academic and nonprofit organizations, including the Harvard School of Dental Medicine, the Tufts School of Medicine, the Boston Philharmonic Orchestra and the International Institute of Boston.

		Director	Principal Occupation, Business Experience,
Name	Age	Since	Directorships and Qualifications

			We believe that Mr. Ha-Ngoc’s qualifications to serve on our Board of Directors include his significant experience in the cancer research field and corporate strategy development, including his leadership role as Chief Executive Officer at AVEO Pharmaceuticals, Vice President for Strategic Development at Wyeth and his experiences in commercializing potential drug candidates at Genetics Institute and Baxter Healthcare, including his international commercialization experience in Europe and Japan.

A. N. “Jerry” Karabelas, Ph.D.	58	2002
Chairman of the Board, Chair of our Finance Committee and member of our Compensation Committee. Dr. Karabelas has been a Partner of Care Capital LLC since 2001. He served as Founder and Chairman of Novartis BioVenture Fund from 2000 to 2001, Head of Healthcare and CEO of Worldwide Pharmaceuticals at Novartis, AG from 1998 to 2000, Executive Vice-President, Pharmaceuticals at SmithKline Beecham from 1997 to 1998, President, North American Pharmaceuticals at SmithKline Beecham from 1993 to 1997, and Vice President of U.S. Marketing, SmithKline Beecham, from 1990 to 1993. Dr. Karabelas is a Visiting Committee Member of MIT Health Studies & Technology, a member of the Board of Vanda Pharmaceuticals Inc., a public company, and serves on the boards of several private companies, including Chairman of the Board of Directors of Cyrenaic Pharmaceuticals, Inc. and member of the board of directors of Edusa Pharmaceuticals, Inc., NormOxys, Inc. and Inotek Pharmaceuticals.

We believe that Dr. Karabelas’s qualifications to serve on our Board of Directors include his substantial experience in business development and clinical development and his prior roles at Novartis and SmithKline Beecham where he was responsible for the marketing and commercialization of new drug candidates.

		Director	Principal Occupation, Business Experience,
Name	Age	Since	Directorships and Qualifications

John L. LaMattina, Ph.D.	61	2008	Member of our Compensation Committee and Finance Committee. Dr. LaMattina served as Senior Vice President, Pfizer Inc., and President, Pfizer Global Research & Development from 2003 to 2007. Dr. LaMattina joined Pfizer Inc. in 1977 and held positions of increasing responsibility for Pfizer Central Research, including Vice President of U.S. Discovery Operations in 1993, Senior Vice President of Worldwide Discovery Operations in 1998 and Senior Vice President of Worldwide Development in 1999. Dr. LaMattina is a Senior Partner at PureTech Ventures and a member of the Board of Directors of Ligand Pharmaceuticals Incorporated, a public company. He also serves on the Board of Trustees of Boston College, the Board of Directors of the Terri Brodeur Breast Cancer Foundation and the Scientific Advisory Board of Trevena, Inc. He holds a number of U.S. patents and is the author of a number of scientific publications, including a book entitled: “Drug Truths — Dispelling the Myths of Pharma R&D”. He graduated cum laude from Boston College with a B.S. in Chemistry and received a Ph.D. in Organic Chemistry from the University of New Hampshire. He previously served on the Board of Directors of Thermo Electron Corporation from 2004 to 2006 and Neurogen Corporation from 2008 to 2009.

			We believe that Dr. LaMattina’s qualifications to serve on our Board of Directors include his substantial experience in drug discovery and development, including his prior positions with Pfizer, Inc.

Augustine Lawlor	54	2004
Chair of our Compensation Committee and member of our Audit Committee and Finance Committee. Mr. Lawlor has been a managing director of HealthCare Ventures LLC since 2000. Prior to joining HealthCare Ventures, Mr. Lawlor served as Chief Operating Officer of LeukoSite from 1997 to 2000. Before joining LeukoSite, Mr. Lawlor served as Chief Financial Officer and Vice President of Corporate Development of Alpha-Beta Technology. He was previously Chief Financial Officer and Vice President, Business Development, of BioSurface Technology. Mr. Lawlor serves on the Board of Directors of Cardiovascular Systems, Inc., a public company, and a number of private companies, including Catalyst, GlobeImmune, Inc., Synovex, U.S. Genomics, Inc. and VaxInnate, Corp. He received a B.A. degree from the University of New Hampshire, where he was elected to Phi Beta Kappa, and received a master’s degree in management from Yale University.

We believe that Mr. Lawlor’s qualifications to serve on our Board of Directors include his significant experience in venture financing, his financial and operational experience with other public pharmaceutical companies and his experience in new drug development through his portfolio companies and at LeukoSite and Alpha-Beta Technology.

		Director	Principal Occupation, Business Experience,
Name	Age	Since	Directorships and Qualifications

George J. Morrow	59	2011
Member of our Board of Directors. Mr. Morrow served as Executive Vice President, Global Commercial Operations at Amgen Inc. from 2003 until his retirement in 2011. Prior to that he served as Executive Vice President of Worldwide Sales and Marketing at Amgen from 2001 to 2003. From 1992 to 2001, Mr. Morrow held multiple leadership positions at GlaxoSmithKline Inc. and its subsidiaries, last serving as President and Chief Executive Officer of Glaxo Wellcome Inc. Mr. Morrow serves on the Board of Directors of Align Technology, Inc., a public company, and is a member of the Duke University Fuqua School of Business Advisory Board and Medical Center Board of Visitors. Mr. Morrow holds a B.S. in Chemistry from Southampton College, Long Island University, an M.S. in Biochemistry from Bryn Mawr College and an M.B.A. from Duke University.

We believe that Mr. Morrow’s qualifications to serve on our Board of Directors include his considerable business experience in the biopharmaceutical industry at Amgen and GlaxoSmithKline, including his particular experience in the marketing and commercialization of new drug candidates.

Gregory Norden	53	2011
Member of our Board of Directors. From 1989 to 2010, Mr. Norden held various senior positions with Wyeth/American Home Products Corp., most recently as Wyeth’s Senior Vice President and Chief Financial Officer. Prior to his affiliation with Wyeth, he served as Audit Manager at Arthur Andersen & Company. Mr. Norden also serves on the Board of Directors of WelchAllyn, a leading global provider of medical diagnostic equipment. Mr. Norden received an M.S. in Accounting from Long Island University — C.W. Post and a B.S. in Management/Economics from the State University of New York — Plattsburgh.

We believe that Mr. Norden’s qualifications to serve on the Board of Directors include his extensive financial and accounting expertise and experience at Wyeth and at Arthur Andersen & Company and his significant experience in the biopharmaceutical industry.

H. Thomas Watkins	58	2004	Serves as our President and Chief Executive Officer and as a member of our Board of Directors. Mr. Watkins joined us in 2004. From 1998 to 2004, he served as President of TAP Pharmaceutical Products, Inc. He was employed by Abbott Laboratories from September 1985 to August 1998 in various positions in the Pharmaceutical Products Division, Diagnostics Division and Health Systems Division. Mr. Watkins serves on the boards of directors of Vanda Pharmaceuticals, Inc., a public company, the U.S. Chamber of Commerce, the Biotechnology Industry Organization (BIO) and the National Symphony Orchestra. Mr. Watkins is a Trustee of The College of William and Mary Foundation and a member of the Board of Trustees of The Mason School of Business of The College of William and Mary. Mr. Watkins holds an M.B.A. from the University of Chicago Graduate School of Business and a B.A. in business administration from the College of William & Mary.

		Director	Principal Occupation, Business Experience,
Name	Age	Since	Directorships and Qualifications

			We believe that Mr. Watkins’s qualifications to serve on our Board of Directors include his position as our President and Chief Executive Officer and his significant experience in the biopharmaceutical industry.

Robert C. Young, M.D.	71	2005
Chair of our Nominating and Governance Committee. Since 2009, Dr. Young has been President of RCY Medicine, a health policy consulting firm. He formerly served as Chancellor of Fox Chase Cancer Center in Philadelphia, Pennsylvania from 2007 to 2009, and as President of Fox Chase from 1988 to 2007. From 1974 to 1988, he was employed at the National Cancer Institute as Chief, Medicine Branch. Dr. Young was Chairman of the Board of Scientific Advisors of the National Cancer Institute (NCI) from 2004 to 2009 and formerly served on the National Cancer Policy Board at the Institute of Medicine. He is a past President of the American Society of Clinical Oncology (ASCO), the American Cancer Society and the International Gynecologic Cancer Society. He was awarded ASCO’s Distinguished Service Award for Scientific Leadership in 2004 and was co-recipient of the 2002 Bristol-Myers Squibb Award for Distinguished Achievement in Cancer Research for his research in ovarian cancer. He also serves on the boards of directors of West Pharmaceutical Services, Inc. and AVEO Pharmaceuticals, Inc., public companies, and is past Chairman of the Comprehensive Cancer Network. Dr. Young serves as Chairman of the editorial board of Oncology Times. Dr. Young received his B.Sc. degree in zoology in 1960 from Ohio State University and his M.D. in 1965 from Cornell University Medical College. Following his internship at New York Hospital, he completed his residency at NCI and Yale-New Haven Medical Center. He is board-certified in internal medicine, hematology and oncology by the American Board of Internal Medicine.

We believe that Dr. Young’s qualifications to serve on our Board of Directors include his substantial experience in cancer research as head of the Fox Chase Cancer Center and as Chairman of the Board of Scientific Advisors of the National Cancer Institute as well as his prior role with the National Cancer Policy Board at the Institute of Medicine, as well as his accomplished background as a board-certified physician.

The Board of Directors recommends that you vote FOR all eleven nominees under Proposal 1.

CORPORATE GOVERNANCE

Information Regarding the Board of Directors

The Board of Directors held eight meetings during 2010. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of the committees of which the director was a member during 2010. We expect each member of our Board of Directors to attend the annual meeting and all future meetings of stockholders. All nine members of the Board of Directors attended the 2010 annual meeting of stockholders. The Board of Directors has determined that each member of the Board of Directors, other than Mr. Watkins, is “independent” in accordance with the listing standards of The NASDAQ Stock Market. Non-

management directors meet in executive session without management present each time the Board of Directors holds its regularly scheduled meetings. Dr. Karabelas, our Chairman of the Board, has been designated by the Board of Directors to act as the presiding director for such executive sessions of non-management directors.

Board Committees and Charters

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Finance Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which are available under the “Investors — Corporate Governance” section of our website at www.hgsi.com.

Audit Committee

The Audit Committee, currently consisting of Messrs. Ha-Ngoc, Danzig and Lawlor, provides the opportunity for direct contact between our independent registered public accounting firm and our Board of Directors. The Board of Directors has determined that each of the members of the committee is “independent” in accordance with the NASDAQ listing standards and Messrs. Ha-Ngoc and Lawlor meet the criteria of the Securities and Exchange Commission for an “audit committee financial expert.” The Audit Committee engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the adequacy of our internal accounting controls and oversees our financial reporting process. The Audit Committee held five meetings during 2010. A copy of the Audit Committee Report is included in this proxy statement on page 20.

Compensation Committee

The Compensation Committee, currently consisting of Drs. Karabelas and LaMattina and Messrs. Lawlor and Ha-Ngoc, determines all compensation paid or awarded to our executive officers and senior officers (those with the rank of Vice President or above) and administers our stock incentive plan and our employee stock purchase plan. The Board of Directors has determined that each of the members of the committee is “independent” in accordance with the NASDAQ listing standards. The Compensation Committee held seven meetings during 2010. A copy of the Compensation Committee Report is included in this proxy statement on page 45.

Nominating and Governance Committee

The Nominating and Governance Committee, currently consisting of Drs. Drews, Young and Gowen, is responsible for reviewing our corporate governance principles, proposing a slate of directors for election by our stockholders at each annual meeting and proposing candidates to fill any vacancies on our Board of Directors. The Board of Directors has determined that each of the members of the committee is “independent” in accordance with the NASDAQ listing standards. The committee is responsible for considering nominees for board membership recommended by stockholders. Subject to complying with our by-laws, any stockholder wishing to propose a nominee may submit a recommendation in writing to our Secretary, indicating the nominee’s qualifications and other relevant biographical information. The Nominating and Governance Committee held three meetings during 2010.

Finance Committee

The Finance Committee, currently consisting of Drs. Karabelas and LaMattina and Messrs. Danzig and Lawlor, reviews and monitors our financial plans and programs and capital structure. The Board of Directors has determined that each of the members of the committee is “independent” in accordance with the NASDAQ listing standards. The Finance Committee held five meetings during 2010.

Corporate Governance Guidelines

Our Board of Directors, upon the recommendation of the Nominating and Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available under the “Investors

— Corporate Governance” section of our website at www.hgsi.com. We continue to monitor our corporate governance guidelines to comply with rules adopted NASDAQ, the Securities and Exchange Commission and by industry practice.

Code of Ethics and Business Conduct

Our Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available under the “Investors — Corporate Governance” section of our website at www.hgsi.com. We require all directors, officers and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interests. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. NASDAQ listing standards require companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place.

Board of Directors Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the Chairman of the Board of Directors provides guidance to the CEO and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors and executive sessions of the Board of Directors. Our CEO serves on our Board of Directors, which we believe helps the CEO serve as a bridge between management and the Board of Directors, ensuring that both groups act with a common purpose. We believe that the CEO’s presence on the Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by the Board of Directors.

The Role of the Board of Directors in Risk Oversight

The role of the Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks. The Board of Directors (or the appropriate committee) receives these reports from senior management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full Board of Directors at the next meeting of the Board of Directors. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management.

Nominations Process

The Nominating and Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and to provide insight and practical wisdom based on experience. In identifying candidates for membership on our Board of Directors, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to our company and, consistent with the objective of having a diverse and experienced Board of Directors, the ability and willingness to exercise sound business judgment, the ability to work well with others, and the willingness to assume the responsibilities required of a director of our company. Each member of our Board of Directors must represent the interests of our stockholders. The Nominating and Governance Committee also reviews and determines whether existing members of our Board of Directors should stand for re-election, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board of Directors.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. The Nominating and Governance Committee considers stockholder recommendations for candidates for our Board of Directors that are properly submitted in accordance with our by-laws. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Stock Ownership and Retention Guidelines for Non-Employee Directors

The Board of Directors believes that non-employee directors should have a significant personal financial stake in our performance. Consequently, our corporate governance guidelines require that each non-employee director shall acquire and hold shares of our common stock having an initial investment value equal to two times his or her annual cash retainer. Directors in office as of December 31, 2008 have an ownership goal of $50,000. Directors who have and will join the Board of Directors after such date will have an investment goal of two times the annual cash retainer in effect on the date they join the Board of Directors. For purposes of this guideline, unvested shares of restricted stock and stock units are counted, but unexercised stock options are not. Directors are expected to achieve this investment goal within three years after either the board’s adoption of the ownership and retention guidelines on December 10, 2008, or the director’s appointment to the Board of Directors, whichever is later. Upon meeting the initial investment goal, that number of shares becomes fixed and must be maintained until the end of the director’s service on the Board of Directors. A director’s ownership requirement will not change as a result of changes in his or her retainer fee or fluctuations in our common stock price. Until the investment goal is achieved, the director is required to retain “net gain shares” resulting from the exercise of stock options or the vesting of restricted stock granted under our equity compensation plans. Net gain shares are the shares remaining after the payment of the option exercise price and taxes owed with respect to the exercise or vesting event (assuming for this purpose a flat 40 percent tax rate). As of the date of this proxy statement, all of our non-employee directors are in compliance with the stock ownership and retention guidelines.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to Human Genome Sciences, Inc., c/o Audit Committee Chair, 14200 Shady Grove Road, Rockville, Maryland 20850. These communications will not be screened by management prior to receipt by the Audit Committee Chair.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation paid during the last fiscal year to each individual who served as a director at any time during the fiscal year:

	Fees
	Paid in	Stock	Option
Name	Cash ($)	Awards(1) ($)	Awards(2) ($)	Total ($)

Richard J. Danzig	62,000	—	208,626	270,626
Jürgen Drews, M.D.	21,169	21,081	208,626	250,876
Colin Goddard, Ph.D(3)	—	—	333,583	333,583
Maxine Gowen, Ph.D.	34,251	11,249	208,626	254,126
Tuan Ha-Ngoc	41,169	24,581	208,626	274,376
A.N. “Jerry” Karabelas, Ph.D.	98,500	—	208,626	307,126
John L. LaMattina, Ph.D.	54,000	—	208,626	262,626
Augustine Lawlor	10,288	66,962	208,626	285,876
David P. Southwell(4)	23,082	5,981	—	29,063
Robert C. Young, M.D.	38,264	5,486	208,626	252,376

(1)	Reflects fair market value of shares of common stock as of the date of grant under the Human Genome Sciences, Inc. Non-Employee Director Equity Compensation Plan, as described below.

(2)	Reflects the aggregate grant date fair value of option awards granted during the last fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note H to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. The aggregate number of option awards outstanding as of December 31, 2010 for Mr. Danzig was 192,000, Dr. Drews was 79,000, Dr. Goddard was 25,000, Dr. Gowen was 73,000, Mr. Ha-Ngoc was 105,000, Dr. Karabelas was 192,000, Dr. LaMattina was 57,000, Mr. Lawlor was 144,000 and Dr. Young was 99,170.

(3)	Dr. Goddard was appointed to the Board of Directors on December 13, 2010.

(4)	Mr. Southwell resigned as a member of the Board of Directors and became our Executive Vice President and Chief Financial Officer in March 2010. The option awards that Mr. Southwell was awarded as a director were either exercised or cancelled during 2010 under the terms of the awards.

During the first half of 2010, each director who was not an employee was eligible to receive a director’s fee of $25,000 per year and a fee ranging from $750 to $2,000 for participation in each meeting of the Board of Directors or meeting of a committee of the Board of Directors. The Chairman of the Board was entitled to an additional director fee at a rate of $25,000 per year. The chairman of the Audit Committee was entitled to an additional director fee at a rate of $10,000 per year, with each member of the Audit Committee other than the chair receiving an additional fee of $5,000. The chairmen of the Nominating and Governance Committee and Compensation Committee were entitled to an additional director fee of $5,000 per year, with each member of these committees other than the chairs receiving an additional fee of $3,000. All members of the Finance Committee received $1,500 per meeting. All directors were reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. Directors who are also employees received no compensation for their services to us as directors.

Effective July 1, 2010, each director who is not an employee is eligible to receive a director’s fee of $30,000 per year and a fee ranging from $750 to $2,000 for participation in each meeting of the Board of Directors or meeting of a committee of the Board of Directors. The Chairman of the Board is entitled to an additional director fee at a rate of $60,000 per year. The chairman of the Audit Committee is entitled to an additional director fee at a rate of $10,000 per year, with each member of the Audit Committee other than the chair receiving an additional fee of $5,000. The chairmen of the Nominating and Governance Committee, Compensation Committee and Finance Committee are entitled to an additional director fee of $5,000 per year, with each member of these committees other than the chairs receiving an additional fee of $3,000. All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors. Directors who are also employees receive no compensation for their services to us as directors.

Effective March 1, 2011, the chairman of the Audit Committee is entitled to an additional director fee at a rate of $13,000 per year. The chairmen of the Nominating and Governance Committee, Compensation Committee and Finance Committee are entitled to an additional director fee of $8,000 per year. All other fees remain unchanged.

Each non-employee director is entitled to receive an automatic grant of an option to purchase 25,000 shares of common stock on the date that such non-employee director is first elected or appointed. Each non-employee director is entitled to receive an automatic grant of an option to purchase 16,000 shares of common stock (and, if the Second Amended and Restated Stock Incentive Plan is approved by stockholders at the annual meeting, 2,500 restricted stock units) on the day immediately following the date of each annual meeting of stockholders.

In January 2007, the Board of Directors adopted the Human Genome Sciences, Inc. Non-Employee Director Equity Compensation Plan. The plan enables non-employee directors to elect to receive shares of our common stock in lieu of cash fees otherwise payable to such directors for their services on the Board of Directors. Under the plan, directors may receive fully vested shares of common stock or elect to have fully vested stock units credited to an account. Stock units credited to a director’s account will be settled in shares of common stock when the director ceases to serve on the Board of Directors. The number of shares of common stock or stock units will be based on the fair market value of our common stock on the date the cash fees are otherwise payable to the director.

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Ernst & Young LLP currently serves as our independent registered public accounting firm. The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our accounting department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Ernst & Young in all of these respects.

Under NASDAQ and Securities and Exchange Commission rules, and the Audit Committee Charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the stockholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Ernst & Young for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Required Vote and Board Recommendation

Ratification of the appointment of Ernst & Young as the company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions are considered votes cast and, therefore, will have the effect of a vote against the matter.

The Board of Directors recommends a vote FOR ratification
of the appointment of Ernst & Young LLP.

Audit Fees

The fees billed or incurred by Ernst & Young LLP for professional services rendered in connection with the audit of our annual consolidated financial statements for 2010 and 2009, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, the review of SEC filings and issuance of comfort letters in connection with our equity offerings in 2009 and the review and consent for our other filings for 2010 and 2009 were approximately $506,000 and $868,000, respectively.

Audit-Related Fees

The fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the audit of our annual consolidated financial statements for 2010 and 2009, were approximately $64,000 and $86,000, respectively. These fees were for accounting consultations and consultation regarding financial accounting and reporting standards.

Tax Fees

The fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for 2010 and 2009 were $575,000 and $84,000, respectively. Fees billed for 2009 include support of an Internal Revenue Code Section 382 analysis. Fees billed for 2010 include international tax planning.

All Other Fees

In 2010 and 2009, Ernst & Young LLP did not bill us for any services other than those described above.

Approval of Non-Audit Services

The Audit Committee has established a policy governing our use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under the rules and regulations of the Securities and Exchange Commission, provided that management obtains the Audit Committee’s approval before such services are rendered.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors, who are each independent as required by The NASDAQ Stock Market listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Messrs. Ha-Ngoc, Danzig and Lawlor. Each year, the Audit Committee selects, subject to stockholder ratification, our independent registered public accounting firm.

Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB). These matters included a discussion of Ernst & Young’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.

The Audit Committee also discussed with Ernst & Young LLP its independence from management and the company, and received Ernst & Young’s written disclosures and letter pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee and our Board of Directors have also recommended the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011, subject to stockholder ratification.

Audit Committee

Tuan Ha-Ngoc, Chair
Richard J. Danzig
Augustine Lawlor

PROPOSAL 3.  APPROVAL OF AMENDMENT OF STOCK INCENTIVE PLAN

Overview

We maintain as a principal element of our compensation program a broad-based stock incentive plan. Our stock incentive plan was originally adopted on February 16, 2000, was amended with stockholder approval in 2004, and was last amended and restated with stockholder approval at the 2009 annual stockholders’ meeting. Our stock incentive plan is scheduled to terminate by its terms on February 15, 2015, or at an earlier date if the shares available for issuance under the plan are exhausted.

On March 1, 2011, our Board of Directors approved the second amendment and restatement of our stock incentive plan, subject to stockholder approval (the “Restated Plan”), to, among other things, increase the number of shares of our common stock available for issuance under the plan by 5,000,000 shares. If the proposed Restated Plan is not approved by our stockholders, we currently anticipate that we will exhaust all of the shares available for issuance under our stock incentive plan by early 2012.

We use our stock incentive plan to grant stock-based awards broadly to our employees and to our non-employee directors. This practice is consistent with our compensation philosophy of creating incentives to increase stockholder value and ensuring that our workforce has a meaningful stake in the long-term success of our business. We believe that stock-based awards help us recruit, retain, and drive superior performance by our directors, officers and employees.

Since the plan’s inception, awards granted under our stock incentive plan have been in the form of stock options, restricted stock awards and restricted stock units, or RSUs. As of March 18, 2011, there were 26,748,526 unexercised stock options outstanding under the plan for the purchase of shares of our common stock, 10,361,692 of which remained unvested as of that date. These outstanding, unexercised stock options have a weighted average exercise price as of March 18, 2011 of approximately $15.98 per share, and a weighted average remaining term on that date of approximately 6.5 years. As of March 18, 2011, there were 344,625 shares of our common stock subject to outstanding, unvested restricted stock awards and RSU awards granted under the stock incentive plan. As of March 18, 2011, there were 1,557,076 shares of our common stock available for grant as future awards under our stock incentive plan, not including any shares that might in the future be returned to the plan as a result of awards expiring, being forfeited or otherwise terminated as to any shares, or shares being withheld or surrendered to us in payment of an award’s exercise price or related tax withholding obligations. Other than our stock incentive plan and our employee stock purchase plan, which we administer under the parameters of Internal Revenue Code section 423, we do not maintain any other plans that provide for the grant of stock-based awards to our employees, officers or non-employee directors.

Key Features of the Restated Plan Designed to Protect our Stockholders’ Interests

While our Board of Directors is aware of and has considered the potential dilutive effect of additional awards under our stock incentive plan, it also recognizes the performance and motivational benefits of stock-based compensation and believes that the proposed increase in available shares is consistent with our stated compensation philosophy and the compensatory practices of other biopharmaceutical companies in our peer group. Moreover, we have allocated available shares under our stock incentive plan judiciously, mindful of the dilution concerns of our stockholders, while maintaining an effective compensation policy. This judicious allocation of available shares is demonstrated through our historical burn rate under our stock incentive plan. Based on methodology developed by Institutional Shareholder Services, Inc. (ISS), our three-year average burn rate is approximately 3.1% of our weighted average number of shares of common stock outstanding, estimated using an ISS assumption that each restricted stock award and RSU award granted is the equivalent of a grant of two stock options, which is approximately four percentage points lower than the 7.16% allowable burn rate cap assigned by ISS for Russell 3000 pharmaceutical, biotechnology and life sciences companies.

The Restated Plan reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:

•	Independent Plan Administration. Plan administration has been delegated to an independent committee of our Board of Directors that is comprised solely of non-employee directors.

•	Absence of evergreen and reload features. No evergreen or reload provisions are included in the Restated Plan. This means that the maximum number of shares issuable under the Restated Plan is fixed and cannot be increased without stockholder approval, the plan expires by its terms upon a specified date, and no new awards are granted automatically upon exercise of any outstanding award.

•	Repricing prohibited. No repricing, replacement, or buyout of underwater awards is permitted without stockholder approval.

•	Minimum pricing and maximum terms specified. No discounted stock options or stock appreciation rights are permitted. All stock options and stock appreciation rights must have an exercise or base price not lower than the closing price of our common stock on the date the award is granted and may not have a term longer than ten years’ duration.

•	Reasonable limits on equity awards. The Restated Plan includes reasonable limits on the share amounts of various types of awards that may be granted during a calendar year to any one participant.

•	Flexibility in designing equity compensation programs. A variety of forms of awards are permitted under the Restated Plan, giving us the ability to design tailored and innovative stock-based compensation programs to motivate and support the achievement of critical strategic objectives.

•	Minimum vesting provisions. Minimum vesting standards apply to full-value stock awards. A minimum three-year pro-rated restriction period generally will apply to stock awards granted under the Restated Plan. Exceptions are permitted for performance-based stock awards, which may have a restriction period no shorter than one year, and for stock awards granted in lieu of reasonable cash compensation, which may have no restriction period.

•	Expanded provisions for performance-based awards. The Restated Plan enables the grant of performance-based stock awards and cash incentive awards that are designed to reward performance and ensure deductibility by us of the compensation that results from these awards. The performance criteria permitted to be used for such awards are designed to provide our Compensation Committee maximum flexibility to tailor incentives targeted toward performance that it believes will best achieve our corporate objectives and financial success.

•	Non-employee director formula awards. Non-employee director awards are granted based on a fixed formula specified in the Restated Plan, consistent with our director compensation program, as described above under Director Compensation on page 16. Non-employee directors are not eligible to receive discretionary awards under the Restated Plan.

•	No liberal change in control definition. The Restated Plan includes a definition of change in control that is triggered upon the transaction’s consummation, not merely its approval by our Board of Directors or stockholders. This definition will be used to ensure that any award benefits that are accelerated in connection with a change in control of the company do not accelerate prematurely.

Our Board of Directors recommends that stockholders approve the Restated Plan. Our Board of Directors believes that the Restated Plan, while balancing the interests of our stockholders, preserves our ability to grant stock-based awards, which it views as critically important in attracting and retaining key people and creating incentives for those people to improve stockholder value and contribute to our growth and financial success.

Summary Description of the Restated Plan

A copy of our stock incentive plan as last approved by our stockholders is annexed to the proxy statement for our 2009 annual meeting of stockholders. It is available for review on the Securities and Exchange Commission’s internet website at www.sec.gov and copies will be provided to you upon request to the company, directed to the attention of the company’s Secretary, James H. Davis, at 14200 Shady Grove Road, Rockville, Maryland 20850, tel: (301) 309-8504. The following is a summary of the principal features of our stock incentive plan, as proposed to be amended by the Restated Plan, but it is qualified in its entirety by the full text of the Restated Plan, which appears as Annex A to this proxy statement.

Shares Subject to the Plan

Share Pool.  We are proposing an increase in the available number of shares of our common stock that may be issued pursuant to awards granted under our stock incentive plan, which we refer to as the plan’s share pool, by 5,000,000 shares. These additional shares represent approximately 2.6% of our outstanding shares of common stock as of March 18, 2011. If the Restated Plan is approved by our stockholders, the total number of shares of our common stock that will be available for new awards under our stock incentive plan to be granted after the date of our 2011 annual stockholders’ meeting will be 6,557,076 shares. This number is the sum of:

•	The 5,000,000 share increase to the share pool requested under this proposal; plus

•	The number of shares remaining available for grant under our stock incentive plan as of March 18, 2011, 1,557,076 shares, after taking into account the grants made on March 17, 2011, the grant date for awards pursuant to our annual employee grant program for 2011.

This number of shares available for new awards under the Restated Plan will be decreased by the number of shares, if any, that we make subject to awards granted after March 18, 2011 and before the date of our 2011 annual stockholders’ meeting and may be increased under the adjustment rules described below. Any other increase to the share pool, however, would require stockholder approval.

Adjustments to the Share Pool.  The share pool under the Restated Plan adjusts in accordance with the following rules. Any shares covered by an award (or portion of an award) granted under our stock incentive plan that expires or is otherwise forfeited, surrendered or cancelled without exercise, or that are tendered to the company as full or partial payment of the exercise price or related tax withholding obligations, restores to the share pool and will again be available for award under the Restated Plan. The Restated Plan further provides that to the extent any shares of our common stock covered by an award granted under our Restated Plan are not delivered to an award holder because the award is settled in cash, the undelivered shares restore to the share pool and are thereafter available for further awards under the Restated Plan. As of March 18, 2011, there were 27,093,151 shares subject to outstanding awards which could become available for future award under the plan, for instance, if the outstanding awards are forfeited, terminated without exercise, or settled in cash. The Restated Plan also provides that any shares of our common stock that are tendered to us or withheld by us as full or partial payment of the exercise price of an award or to satisfy tax withholding obligations in connection with an award become available for grant as future awards under our stock incentive plan.

If our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or another similar event occurs, our Board of Directors will adjust the share pool proportionately to reflect the transaction or event. Similar adjustments will be made to the award limitations described below, to the amounts to be awarded thereafter as non-employee director options, and to the terms of outstanding awards.

Award Limitations

The following limitations on awards are imposed under the Restated Plan. These award limitations have been updated in the Restated Plan from the limitations that exist in our current stock incentive plan.

•	Full-value Award Limit. No more than 2,000,000 shares of our common stock may be issued in connection with full-value stock awards (e.g., restricted stock and RSUs) granted on or after the date of our 2011 annual stockholders’ meeting; provided, however, that any shares of common stock that are forfeited back to us with respect to any such awards will restore to this limit and be available for further grant as full-value stock awards.

•	ISO Award Limit. No more than 15,000,000 shares of our common stock may be issued in connection with awards granted after calendar year 2010 that are intended to qualify as incentive stock options under Internal Revenue Code section 422.

•	Code Section 162(m) Individual Limits:

¡	Appreciation Awards. The maximum number of shares that may be subject to stock options or stock appreciation rights granted under the Restated Plan during a calendar year to any one person is, in the aggregate, 600,000 shares.

¡	Stock Awards Other than Performance Awards. The maximum number of shares that may be subject to awards granted under the Restated Plan during a calendar year to any one person in the form of stock awards other than performance awards is, in the aggregate, 100,000 shares.

¡	Performance Awards. The maximum number of shares that may be subject to performance awards granted under the Restated Plan during a calendar year to any one person is, in the aggregate, 300,000 shares, and the maximum cash amount that may be payable in connection with performance awards granted under the Restated Plan during a calendar year to any one person is the cash amount equal to the fair market value of the underlying shares.

¡	Cash Incentive Awards. The maximum aggregate cash amount that may be payable in connection with cash incentive awards granted under the Restated Plan during a calendar year to any one person is $2,000,000.

¡	Adjustments to Limits During Initial Year of Service. Each of the individual limits set forth above (as required by Code Section 162(m)) are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

¡	Adjustments for Multi-year Performance Periods. The individual limits set forth above for performance awards and cash incentive awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration.

Administration; Eligibility

Except with respect to the non-employee director options, the selection of the participants under the Restated Plan and the terms of awards granted to each participant will be determined by the plan administrator. The Compensation Committee of the Board of Directors is currently the plan administrator. From time to time, one or more committees as may be appointed by the Board of Directors may serve as plan administrator. As the Restated Plan makes explicit, however, the plan administrator must consist of two or more appointees who are “outside directors” under Internal Revenue Code section 162(m) for purposes of granting performance awards and cash incentive awards to covered employees. To the extent allowed by applicable state law, the plan administrator may authorize our officers to grant stock options, stock-equivalent units, stock appreciation rights or restricted stock units to employees other than themselves.

All employees, officers and directors of the company and its subsidiaries are eligible to be selected to receive awards under the Restated Plan, as are non-employee service providers. Under the Restated Plan, the plan administrator may also grant awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for us, provided that such awards do not become vested or exercisable, and no shares are issued to such individual, prior to the date the individual first commences performance of such services. Non-employee directors of the company, however, are eligible to receive only the non-employee director options and restricted stock units discussed below. As of March 18, 2011, 11 non-employee directors and approximately 1,120 employees at present would be eligible to receive awards under the Restated Plan.

Adjustments upon Corporate Transactions

Upon the dissolution or liquidation of the company, or upon a reorganization, merger or consolidation of the company as a result of which the securities then subject to the awards are changed into or exchanged for cash, property and/or securities not of the company’s issue, or upon a sale of substantially all the property of the company to, or the acquisition of shares of common stock representing more than 80% of the voting power of the outstanding shares by, another corporation or person, the outstanding awards will terminate, unless provision is made in connection with the transaction for the awards to be assumed or substituted with equivalent awards covering securities of a successor employer corporation or its affiliate with appropriate adjustments, as determined by the plan administrator, as to the number and kind of shares of stock and prices. If an award would terminate as described above, the award holder will have the right to exercise the award, whether or not the award is vested, for a designated period prior to the transaction that will cause the termination.

Types of Awards

The company may grant stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards and cash incentive awards under the Restated Plan. The addition of cash incentive awards to this list is new under the Restated Plan. We do not have the ability to grant cash incentive awards under our current stock incentive plan. A cash incentive award recipient may be permitted or required to defer receipt of cash that would otherwise be due to such recipient in connection with the award, in accordance with rules and procedures consistent with the applicable requirements of Internal Revenue Code section 409A. Awards may be granted individually or in tandem with other awards. The Compensation Committee will determine the terms and conditions of all awards other than the stock option grants to non-employee directors. Under the Restated Plan, the company no longer may make or guarantee loans to participants to assist them in exercising awards and satisfying their tax withholding obligations, as is permitted under our current stock incentive plan. Even though loans are permitted under our current stock incentive plan, the company has not made or guaranteed any such loans.

Stock Options

The Restated Plan allows the Compensation Committee to grant awards of incentive stock options, as that term is defined in Internal Revenue Code section 422, nonqualified stock options, or stock options that qualify for favorable tax treatment in jurisdictions outside the United States. Under applicable law, however, incentive stock options are available only for employees of the company or any of its subsidiaries. All options must have an exercise price per share that is not less than 100% of the fair market value of a share of our common stock on the date of grant. Under the Restated Plan, fair market value means the official closing price per share of our common stock on an applicable date as quoted on The NASDAQ Stock Market (trading that occurs after the close of regular market hours is disregarded for this purpose). As of March 18, 2011, the fair market value of a share of our common stock was $27.01.

No stock option granted under the Restated Plan may have a term longer than ten years’ duration. The option exercise price may be paid in cash, by tender of shares of our common stock, by a combination of cash and shares or by any other means the Compensation Committee approves.

Non-Employee Director Grants

Under the Restated Plan, a director of the company who is not also an employee (referred to as a “non-employee director”) receives the following awards:

•	Each non-employee director will receive, on the date that such person is first elected or appointed as a director, an automatic grant of a nonqualified stock option to purchase 25,000 shares of our common stock (an “Initial Director Grant”).

•	Each non-employee director also will receive, on the day immediately following the date of each annual meeting of stockholders, an automatic grant of a nonqualified stock option to purchase 16,000 shares of our common stock and 2,500 restricted stock units (collectively, the “Annual Director Grant”). An Annual Director Grant will not be granted with respect to an annual meeting of stockholders that gives rise to a non-employee director’s Initial Director Grant.

All of the option grants to non-employee directors will have the same terms. These options will:

•	have a ten-year term;

•	have an exercise price per share equal to the fair market value of our common stock on the grant date;

•	become vested and exercisable in equal monthly installments over the 36-month period that commences on the grant date, so long as the optionholder remains a director on the applicable vesting dates;

•	become fully vested and exercisable in the event that more than 50% of the outstanding common stock of the company is acquired by a person or group of persons or, for Initial Director Grants and Annual Director Grants granted on or after the effective date of the Restated Plan, immediately before, but contingent upon, the occurrence of a change in control of the company;

•	terminate, to the extent not vested and exercisable and after giving effect to the acceleration of vesting and exercisability in connection with certain corporate transactions described above, upon termination of service as a director;

•	remain exercisable, to the extent vested, for a period of three months following termination of service as a director or, if such termination is due to death or permanent and total disability, for a one-year period following termination of service, and shall terminate upon the expiration of such three-month or one-year period, as applicable; and

•	provide for payment of the exercise price via cash, check, tender of shares of our common stock, or any combination thereof.

Similarly, all of the restricted stock units will have the same terms. The restricted stock units will:

•	become vested and nonforfeitable as to one-third of the restricted stock units on May 1st of the first, second and third calendar years after the year in which the units are granted, so long as the award recipient is a director on the applicable vesting date or was serving as a director at any time within the sixty day period immediately preceding the applicable vesting date;

•	become fully vested and nonforfeitable immediately before, but contingent upon, the occurrence of a change in control of the company; and

•	terminate upon termination of service as a director to the extent not then vested, after giving effect to any acceleration of vesting in connection with a change in control of the company, or scheduled to vest within the next sixty days following such termination of service.

Stock Appreciation Rights

The Restated Plan allows the Compensation Committee to grant awards in the form of stock appreciation rights. A stock appreciation right entitles the holder to receive a payment in cash, in shares of our common stock or in a combination of both, as determined by the Compensation Committee and specified in the applicable award agreement, equal in value to the appreciation inherent in the underlying shares on the date of exercise. The amount payable upon exercise is equal to the product of (1) the excess of (a) the fair market value on the exercise date of one share of our common stock over (b) the base price per share specified in the grant agreement, times (2) the number of shares with respect to which the stock appreciation right is exercised. The Restated Plan specifies that the base price per share of a stock appreciation right must be no less than the lower of the fair market value of our common stock on the grant date or the exercise price of any tandem stock option award to which the stock appreciation right relates. In addition, the Restated Plan limits the term of a stock appreciation right to a ten-year duration.

Stock Awards

The Restated Plan allows the Compensation Committee to grant awards in the form of full-value stock awards. A full-value stock award may be denominated in shares of our common stock or other securities, stock-equivalent units or restricted stock units, or any combination of the foregoing, and may be paid in shares of our common stock or other securities, in cash, or in a combination of the foregoing, all as determined in the sole discretion of the Compensation Committee and specified in the applicable award agreement. Generally, full-value stock awards granted under the stock incentive plan will have a minimum three-year pro-

rated restriction period and will be subject to forfeiture if the recipient terminates his or her employment or other service relationship with the company during that restriction period. If, however, the vesting of a full-value stock award is based on the achievement of specified performance objectives, then the restriction period may be as short as one year. Also, if a full-value stock award is granted in lieu of salary or cash bonus and is reasonable in amount, as determined in the sole discretion of the Compensation Committee, then it may be unrestricted upon grant.

Performance Awards and Cash Incentive Awards

In order to enable the company to avail itself of the tax deductibility of “qualified performance-based compensation,” within the meaning of Internal Revenue Code section 162(m), paid to certain executive officers, the Restated Plan provides that the Compensation Committee may determine that the granting, vesting, lapse of restrictions on or settlement of a stock award (referred to as a “performance award”) or cash incentive award is contingent upon the attainment of one or more preestablished, objective performance goals based on any, or any combination, of specified business criteria.

Under the Restated Plan, the criteria may apply to an individual, one or more business units, divisions, or subsidiaries, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to performance of one or more comparable companies, peer groups or an index covering multiple companies. For this purpose, the specified business criteria are limited to the following:

•	Earnings or Profitability Metrics: including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, changes in GAAP or critical accounting policies, or other extraordinary or non-recurring items, as specified by the plan administrator when establishing the performance goals;

•	Return Metrics: including, but not limited to, return on investment, assets, equity or capital (total or invested);

•	Cash Flow Metrics: including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•	Liquidity Metrics: including, but not limited to, capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt-to-capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the plan administrator;

•	Stock Price and Equity Metrics: including, but not limited to, return on stockholders’ equity; total stockholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

•	Strategic Metrics: including, but not limited to, product research and development; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; inventory control; growth in assets; key hires; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; legal compliance or risk reduction.

Performance goals may include minimum, maximum, intermediate and target levels of performance. The size of the performance award or cash incentive award or the lapse of restrictions with respect to the award generally will be based on the level of performance attained. A performance goal may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by our Compensation Committee, or any combination thereof.

This gives our Compensation Committee flexibility to tailor incentives targeted toward performance that it believes will best achieve our corporate objectives and success. The Compensation Committee is not authorized to waive or accelerate the lapse of restrictions on a performance award or cash incentive award granted to an executive officer of the company who is a “covered employee” under Internal Revenue Code section 162(m), except upon death, disability or a change of ownership or control of the company.

Amendments

Our Board of Directors may alter, amend, suspend or discontinue the Restated Plan or any portion of the plan at any time as permitted within the parameters of applicable law or the rules of the principal securities exchange upon which shares of our common stock are listed for trading. Under the rules of Nasdaq, on which our shares of common stock trade, stockholder approval will be required for any material amendment to the Revised Plan, such as an increase in the number of shares that may be issued (other than any proportional increase to reflect a stock split or the like), a material increase in benefits provided under the Revised Plan, or an expansion of the classes of people who may participate in the Revised Plan.

Our Compensation Committee may alter or amend awards under the Restated Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award granted to him or her, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of the company such as a stock split. Our Compensation Committee may accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award in connection with a change in control of the company or other extraordinary transaction affecting the company or its capitalization, or the termination of any grantee’s employment or other relationship with us, including any such termination that results from death or disability.

Term of the Plan

If approved by stockholders, the Restated Plan will expire with respect to future grants on February 28, 2021, or at an earlier date if the shares available for issuance are exhausted or the Board of Directors terminates the plan. This 2021 expiration date is an extension of the term of our current stock incentive plan which otherwise will expire upon the earlier of February 15, 2015 or the exhaustion of the share pool.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law with respect to incentive stock options and nonqualified stock options, which are authorized for grant under the Restated Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the stock incentive plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options

An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code section 422. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. The company will not be entitled to any deduction for federal income tax purposes with respect to such capital gain or loss. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the disqualifying disposition of the shares generally will result in a deduction by the company for federal income tax purposes.

Nonqualified Stock Options

Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to the company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonqualified stock option.

Other Considerations

The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation’s chief executive officer and its three other most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. The company intends for compensation arising from grants of stock options and stock appreciation rights under the Restated Plan to be deductible by the company as performance-based compensation not subject to the $1 million limitation on deductibility. The company may also choose to grant performance awards and cash incentive awards under the Restated Plan that satisfy the requirements for deductibility of compensation.

The Restated Plan and all awards granted under the plan are intended to comply with, or otherwise be exempt from, Internal Revenue Code section 409A (which governs nonqualified deferred compensation). Consequently, the company intends to administer, interpret, and construe the Restated Plan and all awards granted under the plan in a manner consistent with Internal Revenue Code section 409A to the extent necessary to avoid the imposition of additional taxes under that section.

The following New Plan Benefits Table contains the number of awards that will be made under the Restated Plan to the individuals and groups listed below during the period commencing on the date of the 2011 Annual Meeting and ending on the plan’s scheduled termination date of February 28, 2021. The footnotes to the New Plan Benefits Table indicate the number of awards that these individuals and groups have received since our stock incentive plan’s inception on February 16, 2000.

New Plan Benefits Table

Plan Name: Second Amended and Restated Stock Incentive Plan

Number of
	Number of	Future
	Future	Restricted
Name and Position	Options	Stock Units

H. Thomas Watkins(1)	*	*
President and Chief Executive Officer
David P. Southwell(2)	*	*
Executive Vice President and Chief Financial Officer
Timothy C. Barabe(3)	—	—
Former Senior Vice President and Chief Financial Officer
James H. Davis, Ph.D., J.D.(4)	*	*
Executive Vice President, General Counsel and Secretary
Barry A. Labinger(5)	*	*
Executive Vice President and Chief Commercial Officer
David C. Stump, M.D.(6)	*	*
Executive Vice President, Research and Development
All current executive officers as a group (7 persons)(7)	*	*
All current directors who are not executive officers, as a group (10 persons)(8)	1,600,000(8)	250,000(8)
All employees, including all current officers who are not executive officers, as a group (1,113 persons)(9)	*	*

*	Future awards are subject to discretion and, therefore, are not currently determinable.

(1)	Has received 3,825,000 stock options since the stock incentive plan’s inception through March 18, 2011.

(2)	Has received 436,000 stock options since the stock incentive plan’s inception through March 18, 2011.

(3)	Has received 595,000 stock options since the stock incentive plan’s inception through March 3, 2010, the date of his resignation from the company.

(4)	Has received 1,574,030 stock options and 5,000 shares of restricted stock since the stock incentive plan’s inception through March 18, 2011.

(5)	Has received 1,080,000 stock options and 50,000 shares of restricted stock since the stock incentive plan’s inception through March 18, 2011.

(6)	Has received 1,584,030 stock options and 15,000 shares of restricted stock since the stock incentive plan’s inception through March 18, 2011.

(7)	Has received 10,376,760 stock options, 86,224 restricted stock units, and 70,000 shares of restricted stock since the stock incentive plan’s inception through March 18, 2011.

(8)	This group has received options to purchase an aggregate of 1,118,000 shares since the stock incentive plan’s inception through March 18, 2011. Assumes that all current non-employee directors as a group continue as directors until the Restated Plan’s scheduled termination date, other than Dr. Jürgen Drews who is retiring from our Board of Directors effective at the conclusion of this annual meeting.

(9)	This group has received options to purchase an aggregate of 24,962,704 shares and received an aggregate of 532,411 restricted stock units and 10,000 shares of restricted stock since the stock incentive plan’s inception through March 18, 2011.

Required Vote and Board Recommendation

In order to be adopted at the annual meeting, Proposal 3 must be approved by the affirmative vote of a majority of the votes cast on the matter. Abstentions are considered votes cast and, therefore, will have the effect of a vote against the matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on this proposal for your shares to be counted on this proposal.

The Board of Directors recommends a vote FOR approval of the amendment of our stock incentive plan.

PROPOSAL NO. 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading “Compensation Discussion and Analysis,” the company’s goal with respect to executive compensation is to provide a comprehensive package that is sufficient to attract, motivate and retain executives of outstanding ability, performance and potential. The Compensation Committee seeks to establish and maintain an appropriate relationship between executive compensation and the creation of stockholder value. The Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides incentives for retention. The Committee seeks a compensation program that is internally consistent and believes that pay differences among jobs should be commensurate with differences in the levels of responsibility between the Chief Executive Officer and the other named executive officers.

The Committee determined that overall 2010 performance for executive officers should be rewarded at a level between 95.5% and 102.0% of their cash incentive award targets. In making these determinations, the Committee took into account the performance of our executive officers against the goals set forth in the “Compensation Discussion and Analysis” section, including the BLA and MAA filings for Benlysta®, the successful Advisory Committee meeting on Benlysta, and the generation of Raxibacumab and CMO revenue. The Committee also recognized the preparations made by the company for its first major product launch, including the hiring and onboarding of a sales force, and the development and implementation of commercial operations support systems. In determining the stock incentive awards, the Committee considered company performance, competitive data, and the individual’s scope of responsibility, continuing performance and ongoing value to the company.

We urge you to read the “Compensation Discussion and Analysis” section, the Summary Compensation Table and the related compensation tables and narrative in this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2010 compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Accordingly, we are asking you to vote on the adoption of the following resolution:

BE IT RESOLVED by the stockholders of Human Genome Sciences, Inc., that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are considered votes cast and, therefore, will have the effect of a vote against the matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on this proposal for your shares to be counted on this proposal.

The Board of Directors recommends a vote FOR approval of the executive compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 5 — ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON
EXECUTIVE COMPENSATION

As described in Proposal No. 4 above, the company’s stockholders are being provided the opportunity to cast an advisory vote on the compensation of the company’s named executive officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. In other words, how often a proposal similar to this year’s Proposal No. 4 will be included in the matters to be voted on at each annual meeting. The choices available under the rules are every year, every other year, or every third year. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors believes that stockholders should have the opportunity to vote on the compensation of the named executive officers every three years, consistent with the company’s long-term approach to executive compensation. While the Board and Compensation Committee regularly review compensation, with an in-depth review on an annual basis, the company’s programs and policies are designed to enhance long-term growth and performance and incentivize our employees on a long-term basis. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, a majority of the total compensation for executives is in the form of awards, which consist of stock options and cash incentives tied to specific performance goals. The Board believes that a vote every three years will foster a more long-term view of compensation. It would also give the company sufficient time to engage with stockholders to better understand their views about the company’s compensation programs and respond in a more effective manner.

Stockholders can already provide input to the Board on an annual or more frequent basis using other mechanisms such as by communicating directly with the Board or individual directors by sending letters or by speaking with them at the annual meeting of stockholders. While an annual vote on executive compensation would indicate whether stockholders have concerns about the company’s compensation programs and policies, it would not provide specific information about stockholder views. An advisory vote occurring once every three years would permit our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.

The frequency option chosen by our stockholders for conducting future advisory votes on executive compensation is not a binding determination. However, the opinions expressed by stockholders in their vote on this proposal will be given due consideration by the Board and the Compensation Committee in making a determination as to the frequency of future advisory votes on executive compensation.

Vote Required and Board Recommendation

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors. Please mark your proxy card to indicate your preference on this proposal or your abstention if you wish to abstain.

A plurality of the votes cast on Proposal 5 will determine the frequency option preferred by our stockholders. The Board of Directors recommends that you choose THREE YEARS as the desired frequency for a stockholder vote on executive compensation. If you submit your proxy but fail to indicate your preference, your shares will be treated as though you chose a frequency of three years on this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board of Directors recommends a vote for the option of once every THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth information regarding the ownership of our common stock as of March 18, 2011, unless otherwise indicated, by (1) all stockholders known by us to beneficially own more than 5% of our outstanding common stock, (2) each of the directors and nominees for director, (3) each named executive officer listed in the Summary Compensation Table and (4) all of our directors and current executive officers as a group.

	Number of
Name and Address of Beneficial Owner(1)	Shares Owned		Percent Owned

5% or Greater Holders
FMR LLC	28,311,059	(2)	15.0	%(2)
82 Devonshire Street
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	19,713,123	(3)	10.4	%(3)
100 E. Pratt Street
Baltimore, Maryland 21202
BlackRock, Inc.	11,033,065	(4)	5.8	%(4)
40 East 52nd Street
New York, New York 10022

Non-Employee Directors and Nominees
Richard J. Danzig	182,067	(5)	*
Jürgen Drews, M.D.	73,500	(6)	*
Colin Goddard, Ph.D.	3,475	(7)	*
Maxine Gowen, Ph.D.	74,980	(8)	*
Tuan Ha-Ngoc	91,855	(9)	*
A. N. “Jerry” Karabelas, Ph.D.	188,067	(10)	*
John L. LaMattina, Ph.D.	70,567	(11)	*
Augustine Lawlor	158,687	(12)	*
George J. Morrow	1,390	(13)	*
Gregory Norden	4,585	(14)	*
Robert C. Young, M.D.	95,737	(15)	*

Named Executive Officers
H. Thomas Watkins	2,954,958	(16)	1.5	%(16)
David P. Southwell	170,313	(17)	*
Timothy C. Barabe	128,769	(18)	*
James H. Davis, Ph.D., J.D.	955,234	(19)	*
Barry A. Labinger	643,168	(20)	*
David C. Stump, M.D.	958,750	(21)	*
All directors and current executive officers as a group (18 persons)	7,352,362	(22)	3.8	%(22)

*	Percentage is less than 1% of the total number of outstanding shares of our common stock.

(1)	Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2)	As reported on Schedule 13G/A filed on February 14, 2011 by FMR LLC and Edward C. Johnson 3d, Chairman and principal shareholder of FMR, the shares are beneficially owned by Fidelity Management & Research Company as an investment adviser to various investment companies and Fidelity Growth Company Fund, with Mr. Johnson, FMR and the various investment companies each having the sole power to dispose of such shares and the various investment companies’ boards of trustees having the sole power to vote or direct the vote of such shares. Fidelity Management & Research Company and Fidelity Growth Company Fund are wholly-owned subsidiaries of FMR.

(3)	As reported on Schedule 13G/A filed on February 10, 2011 by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors including T. Rowe Price International and T. Rowe Price Mutual Funds, which T. Rowe Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities, however, T. Rowe Price Associates expressly disclaims that it is the beneficial owner of such securities.

(4)	As reported on Schedule 13G/A filed on February 4, 2011 by BlackRock, Inc. The securities reported above are beneficially owned by funds and accounts managed by BlackRock and its subsidiaries.

(5)	Includes 175,567 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(6)	Includes 62,665 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(7)	Includes 3,475 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 21,525 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(8)	Includes 56,567 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares of common stock issuable upon exercise of options that are not exercisable within 60 days. Does not include 13,177 shares of common stock issuable pursuant to deferred stock units if the director ceases to serve as a member of the Board of Directors.

(9)	Includes 88,567 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares issuable upon exercise of options that are not exercisable within 60 days.

(10)	Includes 175,567 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(11)	Includes 40,567 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(12)	Includes 127,567 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(13)	Includes 1,390 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 23,610 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(14)	Includes 2,085 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 22,915 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(15)	Includes 82,737 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,433 shares issuable upon exercise of options that are not exercisable within 60 days. Does not include 18,852 shares of common stock issuable pursuant to deferred stock units if the director ceases to serve as a member of the Board of Directors.

(16)	Includes 2,788,883 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Also includes 40,000 shares held jointly by Mr. Watkins and his wife, as to which Mr. Watkins shares investment and voting power, and 66,000 shares of common stock held by Mr. Watkins’s children, as to which Mr. Watkins disclaims beneficial ownership. Does not include 1,036,117 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(17)	Mr. Southwell resigned as a member of the Board of Directors and became our Executive Vice President and Chief Financial Officer on March 22, 2010. Includes 79,478 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 315,522 shares of common stock issuable upon exercise of options that are not exercisable within 60 days.

(18)	Mr. Barabe resigned as our Senior Vice President and Chief Financial Officer on March 3, 2010. Includes 128,769 shares of common stock issuable upon exercise of options that expire on March 31, 2011 under the terms of his separation agreement.

(19)	Includes 866,495 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 310,836 shares of common stock issuable upon exercise of options that are not exercisable within 60 days. Dr. Davis shares voting and investment power with respect to 88,739 shares of common stock with his wife.

(20)	Includes 643,168 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 310,836 shares issuable upon exercise of options that are not exercisable within 60 days.

(21)	Includes 939,174 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 310,836 shares of common stock issuable upon exercise of options that are not exercisable within 60 days. Dr. Stump shares voting and investment power with respect to 19,576 shares of common stock with his wife as trustees of the Stump Family Trust.

(22)	Includes 6,784,422 shares of common stock issuable upon exercise of options that are exercisable within 60 days. Does not include 2,945,887 shares issuable upon exercise of options that are not exercisable within 60 days. Does not include 36,501 shares issuable upon vesting of restricted stock units that are not issuable within 60 days. Does not include 32,029 shares of common stock issuable pursuant to deferred stock units if participating directors cease to serve as members of the Board of Directors.

IDENTIFICATION OF EXECUTIVE OFFICERS

Set forth below is information regarding the positions and business experience of each of our executive officers, other than Mr. Watkins whose information appears above under director nominees.

Executive Officer	Age	Positions

Susan D. Bateson	56	Ms. Bateson serves as our Senior Vice President, Human Resources, a position she has held since December 2000. She joined the company as Vice President, Human Resources in January 1997. Prior to joining us, Ms. Bateson served as Director of Human Resources and Administration at the law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P., in Washington, D.C., from May 1994 to December 1996. From 1983 to 1994, Ms. Bateson was employed by J.P. Morgan & Co. Incorporated where she served in various leadership roles within Human Resources in J.P. Morgan’s New York, Delaware, and London offices. Earlier in her career, Ms. Bateson held various human resources positions with Citicorp and was a financial analyst at Bankers Trust. Ms. Bateson earned her M.B.A. in International Management from New York University’s Stern School of Business and her B.A., cum laude, in Economics from Mount Holyoke College. Ms. Bateson currently serves on the Board of Trustees of Mount Holyoke College, where she chairs the Trustees Conference Committee, and on the Board of Advisors of The Universities at Shady Grove, where she chairs the STEM and Sustainability Committee.

James H. Davis, Ph.D., J.D.	59	Dr. Davis is our Executive Vice President, General Counsel and Secretary, a position he has held since December 2003. He joined the company in May 1997 as Senior Vice President, General Counsel and Secretary. From 1995 to 1997, Dr. Davis was Of Counsel to the law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P. Prior to this time, Dr. Davis served in a number of capacities with an agricultural biotechnology company, Crop Genetics International, including General Counsel from 1988 to 1995, Vice President of Research and Development from 1990 to 1995, Secretary from 1990 to 1995 and a member of the Board of Directors from 1992 to 1995. Prior to joining Crop Genetics, Dr. Davis was a Partner in the Washington, D.C. office of Weil, Gotshal & Manges LLP. Dr. Davis received his Ph.D. in Organic and Theoretical Chemistry from the California Institute of Technology, his J.D. from the University of Virginia and his B.S. and M.S. in Chemistry from Yale University. Dr. Davis serves on the Board of Directors of the Leukemia and Lymphoma Society.

Barry A. Labinger	47	Mr. Labinger serves as our Executive Vice President and Chief Commercial Officer, and has served with us in this capacity since August of 2005. He has also served as our Chief Financial Officer on an interim basis in March 2010 and from December 2005 to July 2006. From 2002 to 2005, he led the global pharmaceutical business at 3M Company as Division Vice President. From 2000 to 2002 at Immunex Corporation, Mr. Labinger was Senior Vice President and General Manager, Commercial Operations and Vice President of Marketing. He held commercial leadership positions at Bristol-Myers Squibb from 1997 to 2000, including Senior Director, Diabetes Marketing. From 1990 to 1997, he served in various sales and marketing positions at Abbott Laboratories. Mr. Labinger holds a B.A. in Economics from Northwestern University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Executive Officer	Age	Positions

Curran M. Simpson	49	Mr. Simpson serves as our Senior Vice President, Operations, a position he has held since December 2005. He joined the company as Vice President, Manufacturing Operations in March 2003. Prior to joining us, Mr. Simpson was Director, Manufacturing Sciences at Biogen, Inc. from 2001 to 2003. He served as Director, Engineering at Covance Biotechnology Services, Inc. from 1999 to 2001. He served as Recovery Technology Coordinator, Worldwide and Pilot Plant Manager, North America Division at Novo-Nordisk Biochem, Inc. from 1997 to 1999 and as a Staff Scientist from 1995 to 1997. Mr. Simpson served as Senior Research Engineer at Genentech, Inc. from 1992 to 1995. He served as Senior Scientist, Development at Genencor, Inc. (former subsidiary of Genentech) from 1987 to 1992 and served as Senior Chemist at Nalco Chemical Co. from 1985 to 1987. Mr. Simpson earned his M.S. in Surface and Colloid Science (Physical Chemistry) from Clarkson University, and his B.S. in Chemical Engineering/Chemistry from the Clarkson College of Technology.

David P. Southwell	50	Mr. Southwell serves as our Executive Vice President and Chief Financial Officer and has served with us in this capacity since March 2010. Previously, Mr. Southwell was a member of our Board of Directors from July 2008 until March 2010. Mr. Southwell served as Executive Vice President and Chief Financial Officer at Sepracor Inc. from 1995 to 2008. Mr. Southwell served as Senior Vice President and Chief Financial Officer at Sepracor from 1994 to 1995. Prior to his employment with Sepracor, Mr. Southwell was employed by Lehman Brothers Inc., in various positions within the investment bank division, most recently in the position of Vice President. Mr. Southwell serves as a director of PTC Therapeutics, Inc. and THL Credit, Inc., both of which are private companies. He received a B.A. from Rice University and an M.B.A. at the Tuck School of Business at Dartmouth College. Mr. Southwell currently serves as the head of the M&A Advisory Board at the Tuck School of Business at Dartmouth College.

David C. Stump, M.D.	61	Dr. Stump serves as our Executive Vice President, Research and Development, a position he has held since December 2003. He joined the company in October 1999 as Senior Vice President, Drug Development. From October 1995 to October 1999, he served as Vice President, Clinical Research and Genentech Fellow at Genentech, Inc. Dr. Stump first joined Genentech in 1989 as Director, Clinical Research and leader of its thrombolytic therapy drug development program. Prior to joining Genentech, he was Associate Professor of Medicine and Biochemistry at the University of Vermont. He received his A.B. in Chemistry from Earlham College, his M.D. from Indiana University and his postgraduate training at the University of Iowa as well as the University of Leuven, Belgium. He is board certified in Internal Medicine, Hematology and Medical Oncology and is a Fellow of the American College of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association. He is the author of approximately 60 scientific publications, a Trustee of Adventist Health Care and Earlham College and a member of the Board of Directors of Sunesis Pharmaceuticals, Inc. and Dendreon Corporation.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors consists of four non-employee directors. The charter of the Compensation Committee may be viewed under the “Investors — Corporate Governance” section of our website at www.hgsi.com by clicking on “Compensation Committee.” A written copy of the Compensation Committee’s charter may be requested by any stockholder. The Compensation Committee is responsible for setting the policies that govern annual executive compensation. The responsibilities of the Compensation Committee include the following:

•	review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer; evaluate the performance of the Chief Executive Officer annually; and set the compensation of the Chief Executive Officer;

•	determine the base and incentive compensation of all executive officers at or above the rank of Vice President;

•	recommend equity-based compensation plans to the Board of Directors;

•	administer stock option, stock incentive and other stock compensation plans (including, among others, the stock incentive plan and employee stock purchase plan);

•	prepare the Compensation Committee’s report and other compensation information required to be included in the proxy statement for the annual meeting of stockholders; and

•	make regular reports and recommendations to the Board of Directors related to employee and director compensation at the company.

The Compensation Committee makes compensation decisions regarding the Management Committee, which includes the Chief Executive Officer, the Chief Financial Officer and the other executive officers. The Compensation Committee is also responsible for making compensation recommendations regarding our non-employee directors. The Compensation Committee currently retains Towers Watson, an independent consulting firm, to provide industry-specific information and advice about executive compensation, compensation program design and competitive compensation levels. In addition, the Human Resources Department provides support to the Compensation Committee in carrying out its responsibilities. Employee attendees at Compensation Committee meetings generally include the Senior Vice President, Human Resources; the Senior Director, Compensation, Benefits, and HRIS; and the Chief Executive Officer.

In 2010, the Compensation Committee met a total of seven times, five times in person and twice via teleconference. The agenda for meetings of the Compensation Committee is determined by its Chairman, with the assistance of the Senior Vice President, Human Resources. Topics covered by the Compensation Committee in 2010 included the following:

•	company performance and annual performance bonus pool to be made available for distribution;

•	pool of equity available to grant to employees;

•	compensation guidelines for broad-base employees and executives below the Management Committee;

•	competitive assessments of compensation for executive officers and directors;

•	performance and compensation of executive officers;

•	recommendations regarding Board Directors’ compensation for consideration by full Board of Directors;

•	transition of our Chief Financial Officer;

•	executive perquisites;

•	severance guidelines;

•	employee benefits programs, including our 401(k) plan and employee stock purchase plan; and

•	structure, recruitment, and compensation of the company’s first sales force.

In making recommendations regarding the Management Committee’s compensation, the Compensation Committee relies on Towers Watson for competitive data and recommendations on competitive compensation, and relies on the Chief Executive Officer for performance data regarding individual members of the Management Committee (other than the Chief Executive Officer). Company performance data are agreed upon by the Chief Executive Officer and the Board of Directors.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee during 2010 were independent directors and no member is a current or former officer or employee of our company. During 2010, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee or Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is responsible for the determination of fair, reasonable, and competitive compensation for the company’s executive officers. The individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table, are referred to throughout this proxy statement as the “named executive officers” and together with the other executives of the Management Committee as the “executive officers.”

Executive Summary

The company’s goal with respect to executive compensation is to provide a comprehensive package that is sufficient to attract, motivate and retain executives of outstanding ability, performance and potential. The Compensation Committee seeks to establish and maintain an appropriate relationship between executive compensation and the creation of stockholder value. The Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides incentives for retention. The Compensation Committee seeks a compensation program that is internally consistent and believes that pay differences among jobs should be commensurate with differences in the levels of responsibility between the Chief Executive Officer and the other named executive officers.

The Compensation Committee determined that overall 2010 performance for executive officers should be rewarded at a level between 95.5% and 102.0% of their cash incentive award targets. In making these determinations, the Committee took into account the performance of our executive officers against the goals set forth in this Compensation Discussion and Analysis section, including the BLA and MAA filings for Benlysta®, the successful Advisory Committee meeting on Benlysta, and the generation of Raxibacumab and CMO revenue. The Committee also recognized the preparations made by the company for its first major product launch, including the hiring and onboarding of a sales force, and the development and implementation of commercial operations support systems. In determining the stock incentive awards, the Committee considered company performance, competitive data, and the individual’s scope of responsibility, continuing performance and ongoing value to the company.

Program Components

The three tools used for executive officer compensation in 2010 were base salary, cash incentive awards and equity awards. The Compensation Committee believes that these components of compensation enable the company to retain and motivate its employees.

Base Salary

The Compensation Committee’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. An employee’s base salary is determined by the Compensation Committee after considering a variety of factors that include value to us, knowledge, experience, accomplishments, responsibilities of the employee and market compensation levels for individuals with similar credentials in similar companies. The Compensation Committee may, considering the advice of our management, change the salary of an individual on the basis of its judgment for any reason, including our company’s performance or that of the individual, changes in responsibility and changes in the market for executives with similar credentials.

Cash Incentive Awards

The purpose of the cash incentive award program for named executive officers is to motivate and reward the achievement of specific preset corporate goals, agreed to in advance by the Board of Directors, along with the achievement of individual performance goals. Achievement of established corporate goals at the end of the measurement period is presented to and discussed with the Board of Directors by the Chief Executive Officer; based on this discussion, the Compensation Committee then determines the percent completion of the goals. Target cash incentive awards for named executive officers are set based upon analysis of competitive data (see “Setting Executive Compensation” below).

Stock Incentive Awards

Stock incentive awards are a fundamental element in our executive compensation program because they emphasize our long-term performance and better align stockholder and management interests. In addition, stock incentives are an effective retention tool and an important part of a competitive compensation program.

Setting Executive Compensation

The process of determining compensation in 2010 for the named executive officers began with a presentation of the competitive data to the Compensation Committee in January 2010. Towers Watson provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions.

In consultation with Towers Watson and company management, the Compensation Committee chose fifteen peer biopharmaceutical companies for 2010. The peer company group was based on industry, stage of development, business strategy, competition for talent and size (revenue and market capitalization). The peer group companies were divided into two subsets: (1) 11 “Baseline” companies, and (2) 4 “Aspirational” companies. The Baseline companies, listed below, were judged to be most like our company, using market capitalization, current clinical trials and company size as points of reference. All primary analyses used this Baseline peer group.

The companies comprising our Baseline peer group were:

Abraxis BioScience, Inc.	Biomarin Pharmaceutical Inc.	Regeneron Pharmaceuticals Inc.
Alexion Pharmaceuticals Inc.	Cubist Pharmaceuticals Inc.	Sepracor, Inc.
Alkermes, Inc.	Endo Pharmaceutical Holdings, Inc.	Vertex Pharmaceuticals Inc.
Amylin Pharmaceuticals Inc.	Medarex Inc.

In addition to using the Baseline companies as the primary analytical database, the Committee also used a group of 4 Aspirational Companies (Biogen Idec, Inc., Celegene Corporation, Cephalon, Inc. and Gilead Sciences, Inc.) to compare proposed compensation policies and practices against companies that were industry matches, but with significant differences in revenue or market capitalization. The data from the Aspirational Group was solely for reference purposes, since we often compete with these companies for executive-level talent.

Towers Watson’s analyses included the following data collected from the proxy statements of the peer group companies: (1) base salary, target and actual bonus; (2) total cash compensation made up of base salary plus actual bonus; and (3) total direct compensation consisting of base salary, target bonus and expected value of long-term incentives, which included the Black-Scholes value of stock options.

As further validation for the market competitiveness of our compensation programs and to supplement insufficient proxy data for two named executive officer positions, we also review annually the executive pay practices of other similarly situated companies as reported in industry surveys and reports from compensation consulting firms. These surveys are specific to the biopharmaceutical and biotech sector, and we request select (or custom) data cuts of these surveys so that the compensation information reflects the practices of companies that are similar to us.

In the competitive data presented to the Compensation Committee by Towers Watson, each compensation element for the named executive officers was shown as a percentage of the market median, relative to the proxy data from peer companies and the survey data. In general, the Compensation Committee targets the 40th — 60th percentile on total direct compensation. For certain named executive officers, the Compensation Committee may deem it appropriate that their compensation exceed the 40th — 60th percentile of the competitive data due to, among other factors, their extensive experience, the individual’s scope of responsibility, accountability and impact on our operations, and the impact their departure might have on our performance.

The Compensation Committee reviewed the analysis from Towers Watson, and held a meeting with the Chief Executive Officer and the Senior Vice President, Human Resources in February 2010, at which the performance of each named executive officer was discussed. Based upon the analysis provided by Towers Watson in combination with these individual performance assessments, the Compensation Committee determined each named executive officer’s new base salary, cash incentive award for the prior year’s performance and equity award.

Compensation Elements

The named executive officers’ compensation structure consists of base salary, cash incentive awards and stock incentive grants. A significant percentage of total direct compensation is allocated to stock incentive grants as a result of the philosophy discussed above. There is no pre-established policy or target for the allocation between cash and incentive compensation. Rather, the Compensation Committee reviews information provided by Towers Watson to determine the appropriate level and mix of incentive compensation.

Base Salary

The Compensation Committee reviews salary levels annually as part of the company’s performance review process. The committee also reviews salary upon promotion or other change in an employee’s job responsibility. The Compensation Committee reviews competitive and performance data in order to make compensation decisions that will maintain a competitive standing for each executive officer, but not place them outside a reasonable range of compensation paid to peers in the industry. The Compensation Committee establishes salaries based on a review of the competitive data, consideration of individual performance, compensation relative to other named executive officers and the importance to stockholders of that person’s continued service.

Cash Incentive Awards

Cash incentive awards are determined by the Compensation Committee, with advice from the Chief Executive Officer, based upon the Compensation Committee’s assessment of the achievement of our corporate goals for the prior year and the weighting attributed to each corporate goal. In determining cash incentive awards for 2010 performance, the Compensation Committee considered each individual’s performance on individual goals, and the executive team’s achievement of the following preset corporate goals:

Corporate Goal	2010 Performance

Benlysta® (40%):
• File BLA and MAA by June	Achieved
• Successful Advisory Committee meeting and pre-approval inspection	Achieved
• Obtain BLA approval	Ongoing (Subsequently Achieved)
• Begin work on other indications	Ongoing
ZALBINtm (10%):
• Successful Advisory Committee meeting and pre-approval inspection	Program terminated based on feedback from regulatory agencies
• Expand product (Q4 week, triple combination)
Raxibacumab and CMO Revenue (10%):
• Complete delivery of 15,000 doses to SNS	Achieved
• Generate specified target CMO revenue	Achieved
Pipeline (10%):
• Advance mid-stage product development and expand early stage pipeline	Ongoing
• Intensify search for and evaluation of new opportunities	Ongoing
Complete transition to a commercial company (15%):
• Achieve 2010 hiring plan to ensure successful launches and commercial product build	Achieved
• Ensure commercial systems in place ahead of product launches	Achieved
• Enhance HGS’ culture and attractiveness as an employer	Achieved
Maintain strong financial position (15%):
• Meet budgeted cash burn and year-end cash	Achieved
• Seek opportunities to further strengthen balance sheet	Ongoing

Based upon our 2010 performance in relation to these goals, the Compensation Committee determined that overall 2010 performance for the named executive officers should be rewarded at a level between 95.5% and 102% of their cash incentive award targets.

The cash incentive awards made to the named executive officers are reported in the Summary Compensation Table on page 46.

Stock Incentive Awards

Stock incentive awards may include stock options, stock appreciation rights, restricted or unrestricted stock awards, stock-equivalent units and any other stock-based performance awards under Section 162(m) of the Internal Revenue Code, and are intended to provide the most meaningful component of executive compensation. They provide compensation in a manner that is related to long-term stockholder value because they are linked to the value of our common stock. Historically, we have relied solely on stock options as a means of providing equity incentives for our executives. However, our stock incentive plan enables the grant of all of the forms of equity-based compensation referred to above. More recently, we have also awarded restricted stock to our named executive officers.

In determining the size of a stock incentive award to an executive officer, the Compensation Committee considers company performance, competitive data, and the individual’s scope of responsibility and continuing performance. Most importantly, since the stock incentive award is meant to be a retention tool, the Compensation Committee considers the importance to stockholders of that person’s continued service.

In 2010, we continued to give our employees a choice between 100% stock options or a mix of 50% stock options and 50% restricted stock units for their stock award. There is an exchange ratio between stock options and restricted stock units, which is determined based on the Black-Scholes valuation method and is revisited on an annual basis. In 2010, the ratio was 3 stock options to 1 restricted stock unit. This program was available to all employees, including named executive officers. All options are granted with an exercise price equal to the closing price of our common stock on the date of grant, and vest over the first four years of the ten-year option term. The restricted stock units also vest over a four year period. When each restricted stock unit vests, one share of our common stock is issued to the unit holder.

Key Executive Severance Plan

The Chief Executive Officer, as well as other named executive officers identified by the Compensation Committee, are eligible for the Key Executive Severance Plan (the “Plan”). In the event of a change of control which results in the termination of a Plan participant, or in the event of the resignation by the participant for good reason, we will provide the participant with the following payments and benefits:

1. A lump sum cash payment equal to 1.5 (2.0 for the Chief Executive Officer) multiplied by the sum of the participant’s annual salary and the average of the participant’s cash incentive payments for the last three years.

2. Continuation of the participant’s participation in our group medical, dental, life, and disability plans for 18 months (24 months for the Chief Executive Officer) after the date of termination.

3. Full vesting of all stock options and restricted stock.

The above is a general description of the Plan. Detailed provisions and limitations are outlined in the Plan document.

Risk Management

In determining the structure of our executive officer compensation program and the appropriate levels of incentive opportunities, the Compensation Committee considers whether the program rewards reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to protect stockholder returns. While the design of our executive compensation program is primarily performance-based, we do not believe that it encourages excessive risk-taking. The Compensation Committee believes an approach of ongoing and active discussion with management regarding progress on short- and long-term goals enables informed decisions while avoiding the risks sometimes associated with managing short-term results to achieve pre-determined formulaic outcomes. We believe that our compensation program provides officers with appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks to grow the value of the company. Furthermore, the Compensation Committee has the authority to pay executive officers less than the maximum annual cash incentive award amount after assessing the overall contribution and performance of the executive officers, thereby facilitating an appropriate balance between risk and compensation.

Timing of Annual Awards

In order to assess the performance of a full calendar year, annual awards are distributed in March of the following year. In 2007, the Compensation Committee began issuing all annual stock-based awards with an effective date on March 10th of each year, or, if March 10th is not a day on which our common stock is traded, on the next preceding day on which our common stock is traded. For annual stock-based awards granted in 2011, the Compensation Committee determined to defer the grant date to March 17, 2011. This decision was made to disassociate the annual grant date from the March 10, 2011 target date for Food and Drug Administration approval of BENLYSTA®.

Salary increases for 2010 were effective on February 15, 2010. Stock-based awards were approved by the Compensation Committee on February 25, 2010, with an effective date of March 10, 2010. Cash incentive awards for 2010 performance were approved by the Compensation Committee on February 23, 2011 and were paid on March 11, 2011.

Compensation for Newly Hired Executive Officers

When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background, and experience, the individual’s potential impact on our short-and long-term success, and competitive data from both the list of peer companies and industry-specific published surveys, and data collected from executive search consultants and prospective candidates during the recruitment process.

In addition, we make a grant of stock options when an executive officer joins the company and may, at the Compensation Committee’s discretion, also grant restricted stock or restricted stock units upon hire. Options are granted at no less than 100% of the fair market value on the date of grant. In 2010, we hired David P. Southwell as our new Executive Vice President and Chief Financial Officer and granted him 275,000 stock options on his date of hire.

Chief Executive Officer’s Compensation

Mr. Watkins’ base salary was set at $720,000 per year for 2010, and he received a grant of 450,000 stock options. His cash incentive award for 2010 performance was $550,000. The Compensation Committee determined Mr. Watkins’ compensation awards after considering a variety of factors, including Mr. Watkins’ performance against preset goals, his level of responsibility within the company, industry surveys and the counsel provided by Towers Watson based on the competitive data discussed earlier.

For 2011, Mr. Watkins will receive an increase in base pay of 2.78%, bringing his annual base salary to $740,000. The decision was based on Mr. Watkins’s compensation relative to the market median and 2010 performance.

Perquisites and Other Personal Benefits

We provide certain named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our named executive officers.

In 2010, Mr. Watkins received a car allowance and payment of insurance premiums to cover the supplemental disability insurance policy provided to all of our officers. Messrs. Watkins and Southwell received reimbursement of relocation expenses plus related tax reimbursements in 2010.

The remaining named executive officers are eligible for an executive salary continuation plan that is offered to all of our officers and provides an individual disability income policy to cover the loss above the group benefit potential. The individual policy is paid for by the company. Since it is an individual policy, each executive must apply and qualify on an individual basis. This individual policy belongs to the officer and would transfer with the officer should he or she leave the company.

Tax Implications

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s Chief Executive Officer and to the three most highly compensated executive officers other than the Chief Executive Officer or Chief Financial Officer. However, certain forms of performance-based compensation are excluded from the $1 million deduction limit if specific requirements are met. It is the policy of the Compensation Committee to periodically evaluate the qualification of compensation for exclusion from the $1 million deduction limit under Section 162(m) of the Code, as well as other sections of the Code, while maintaining flexibility to take actions with respect to compensation that it deems to be in the interest of the company and its stockholders which may not qualify for tax deductibility.

So that the Compensation Committee may retain maximum flexibility to structure performance targets based on corporate and individual metrics designed to achieve our various corporate goals, our annual cash incentive compensation award program does not conform to the requirements of Section 162(m). Under the proposed amendments to the Amended and Restated Stock Incentive Plan, cash incentive awards may be granted that are intended to qualify as performance-based compensation eligible for exclusion from the $1 million deduction limitation of Section 162(m). All stock option awards granted to our named executive officers have been structured so that the compensation realized when the stock options are exercised should be treated as performance-based compensation exempt from the deduction limitation of Section 162(m). In contrast, the compensation the named executive officers will realize when any restricted stock or restricted stock units they have received to date vest will not be treated as performance-based and its deductibility by the company for federal income tax purposes may be limited depending upon the value of our common stock on the vesting date and the amount of other nonperformance-based compensation that the named executive officer receives in that same fiscal year. The Compensation Committee believes that all of the nonperformance based compensation paid to our named executive officers in 2010 should be deductible by the company for federal income tax purposes, except for the amount of nonperformance-based compensation paid to Mr. Watkins in excess of $1 million.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Augustine Lawlor, Chair
Argeris N. Karabelas, Ph.D.
Tuan Ha-Ngoc
John L. LaMattina, Ph.D.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2010, 2009 and 2008 by our Chief Executive Officer, those persons who have served as our Chief Financial Officer, and our three other most highly-compensated executive officers:

						Non-Equity
					Option	Incentive Plan
		Salary ($)	Bonus ($)	Stock Awards ($)	Awards ($)	Compensation ($)	All Other
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	Compensation ($)		Total ($)

H. Thomas Watkins	2010	716,923	—	—	8,438,175	550,000	150,225	(8)	9,855,323
President and Chief Executive	2009	700,000	—	—	131,100	1,050,000	30,501	(8)	1,911,601
Officer	2008	696,154	—	—	1,017,650	450,000	34,582	(8)	2,198,386
David P. Southwell(6)	2010	330,000	—	—	4,934,958	200,000	163,876	(9)	5,628,834
Executive Vice President and	2009	—	—	—	—	—	—		—
Chief Financial Officer	2008	—	—	—	—	—	—		—
Timothy C. Barabe(7)	2010	102,200	—	—	—	—	356,607	(10)	458,807
Former Senior Vice President and	2009	369,991	—	—	28,842	300,000	8,147	(10)	706,980
Chief Financial Officer	2008	361,846	—	—	254,413	130,000	8,545	(10)	754,804
James H. Davis, Ph.D., J.D	2010	452,692	—	—	2,531,453	225,000	14,230	(11)	3,223,375
Executive Vice President,	2009	440,000	—	—	39,330	450,000	14,230	(11)	943,560
General Counsel and Secretary	2008	433,846	—	—	305,295	175,000	15,230	(11)	929,371
Barry A. Labinger	2010	488,046	—	—	2,531,453	250,000	9,822	(12)	3,279,321
Executive Vice President and	2009	477,300	—	—	39,330	430,000	9,822	(12)	956,452
Chief Commercial Officer	2008	474,638	—	—	305,295	190,000	9,572	(12)	979,505
David C. Stump, M.D	2010	492,692	—	—	2,531,453	245,000	11,809	(13)	3,280,954
Executive Vice President,	2009	479,231	110,000	—	39,330	540,000	11,809	(13)	1,180,370
Research and Development	2008	472,692	—	—	305,295	195,000	12,809	(13)	985,796

(1)	Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under our 401(k) plan established under Section 401(k) of the Internal Revenue Code.

(2)	Performance-based bonuses are generally paid under our cash bonus program and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to any amounts earned under the cash bonus program.

(3)	Reflects the aggregate grant date fair value of stock awards granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note H to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	Reflects the aggregate grant date fair value of stock options granted during a year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note H to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(5)	Represents bonus amounts earned under our cash bonus program.

(6)	Mr. Southwell joined the company as Executive Vice President and Chief Financial Officer on March 22, 2010.

(7)	Mr. Barabe resigned as our Senior Vice President and Chief Financial Officer on March 3, 2010.

(8)	Includes a car allowance of $12,000 and payment of insurance premiums of $9,294 for each year presented. Includes company contributions to a 401(k) plan account for the executive of $5,125, $4,125 and 4,125 for 2008, 2009 and 2010, respectively, and reimbursement of commuting expenses of $8,163 and $5,082 for travel to and from Chicago, Illinois for 2008 and 2009, respectively. Includes reimbursement of relocation expenses of $80,000 plus related tax reimbursements of $44,805 in 2010 when Mr. Watkins permanently relocated near the company’s headquarters in Rockville, Maryland.

(9)	Includes payment of insurance premiums of $1,765 and company contributions to a 401(k) plan account for the executive of $4,062. Includes reimbursement of relocation expenses of $100,421 plus related tax reimbursements of $57,629.

(10)	Includes $351,141 paid to Mr. Barabe in 2010 pursuant to the terms of his separation agreement. Includes payment of insurance premiums of $4,022, $4,022 and $1,341 in 2008, 2009 and 2010, respectively, and company contributions to a 401(k) plan account for the executive of $4,523, $4,125 and $4,125 in 2008, 2009 and 2010, respectively.

(11)	Includes payment of insurance premiums of $10,105 for each year presented and company contributions to a 401(k) plan account for the executive of $5,125, $4,125 and $4,125 for 2008, 2009 and 2010, respectively.

(12)	Includes payment of insurance premiums of $5,697 for each year presented and company contributions to a 401(k) plan account for the executive of $3,875, $4,125 and $4,125 for 2008, 2009 and 2010, respectively.

(13)	Includes payment of insurance premiums of $7,684 for each year presented and company contributions to a 401(k) plan account for the executive of $5,125, $4,125 and $4,125 for 2008, 2009 and 2010, respectively.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2010 to our named executive officers:

					All Other
					Awards:		Grant Date
		Estimated Future Payouts Under			Number of	Exercise or	Fair Value of
		Non-Equity			Securities	Base Price of	Stock and
		Incentive Plan Awards(1)			Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Options	Awards(2)	Awards(3)
Name	Date	($)	($)	($)	(#)	($)	($)

H. Thomas Watkins	N/A	420,000	560,000	1,400,000
	3/10/2010				450,000	32.56	8,438,175
David P. Southwell(4)	N/A	165,000	220,000	550,000
	3/22/2010				275,000	31.16	4,934,958
Timothy C. Barabe(5)		—	—	—	—	—	—

James H. Davis, Ph.D., J.D.	N/A	165,000	220,000	550,000
	3/10/2010				135,000	32.56	2,531,453
Barry A. Labinger	N/A	178,988	238,650	596,625
	3/10/2010				135,000	32.56	2,531,453
David C. Stump, M.D	N/A	180,000	240,000	600,000
	3/10/2010				135,000	32.56	2,531,453

(1)	The amounts reflect the minimum payment level under the cash bonus program which is 75% of the target amount. The maximum amount is 250% of the target amount. The target amount is based on the individual’s current salary and represents 80% of Mr. Watkins’ base salary and 50% of the base salary for Messrs. Southwell and Labinger and Drs. Davis and Stump.

(2)	Options granted under our stock incentive plan have an exercise price equal to the closing price on The NASDAQ Stock Market on the date of grant.

(3)	Reflects the aggregate grant date fair value of stock awards granted during the last fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note H to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	Mr. Southwell joined the company as Executive Vice President and Chief Financial Officer on March 22, 2010.

(5)	Mr. Barabe resigned as our Senior Vice President and Chief Financial Officer on March 3, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options awarded to our named executive officers as of December 31, 2010:

	Option Awards(1)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options(2) (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

H. Thomas Watkins	1,250,000	—	10.47	11/21/2014
	325,000	—	10.89	3/14/2016
	374,400	25,600	10.62	3/10/2017
	343,200	156,800	4.92	3/10/2018
	218,715	281,285	0.52	3/10/2019
	84,361	365,639	32.56	3/10/2020
David P. Southwell	—	275,000	31.16	3/22/2020
Timothy C. Barabe(3)	178,769 (4)	— (4)	10.11	3/31/2011
	19,987	—	10.62	3/31/2011
	5,200	—	4.92	3/31/2011
	4,582	—	0.52	3/31/2011
James H. Davis, Ph.D., J.D.	140,000	—	38.63	12/5/2011
	52,301	—	9.35	12/11/2012
	100,000	—	12.38	12/10/2013
	100,030	—	12.56	1/17/2015
	100,000	—	10.89	3/14/2016
	121,680	8,320	10.62	3/10/2017
	102,960	47,040	4.92	3/10/2018
	65,614	84,386	0.52	3/10/2019
	25,308	109,692	32.56	3/10/2020
Barry A. Labinger	300,000	—	13.43	8/15/2015
	37,500	—	10.89	3/14/2016
	62,500	—	10.11	7/10/2016
	117,000	8,000	10.62	3/10/2017
	23,831	47,040	4.92	3/10/2018
	18,747	84,386	0.52	3/10/2019
	25,308	109,692	32.56	3/10/2020
David C. Stump, M.D.	140,000	—	38.63	12/5/2011
	115,000	—	9.35	12/11/2012
	100,000	—	12.38	12/10/2013
	115,010	—	12.56	1/17/2015
	100,000	—	10.89	3/14/2016
	117,000	8,000	10.62	3/10/2017
	102,960	47,040	4.92	3/10/2018
	65,614	84,386	0.52	3/10/2019
	25,308	109,692	32.56	3/10/2020

(1)	There were no outstanding restricted stock awards as of December 31, 2010 as all previously granted restricted stock awards had vested or been cancelled.

(2)	Except as otherwise noted, each option has a 10-year term, vests at the rate of one-eighth of the underlying shares on the six-month anniversary of the date of grant and the remaining shares vest monthly on a ratable basis for the next 42 months.

(3)	Mr. Barabe resigned as our Senior Vice President and Chief Financial Officer on March 3, 2010. Mr. Barabe’s options ceased vesting on March 31, 2010. As a result of his resignation, Mr. Barabe’s options expire on March 31, 2011.

(4)	One-fourth of the underlying shares vested on July 10, 2007, the one-year anniversary of the date of grant. The remaining shares were scheduled to vest monthly on a ratable basis for the next 36 months.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by our named executive officers and vesting of our common stock held by them during the fiscal year ended December 31, 2010:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)(1)	Acquired on Vesting (#)	Vesting ($)(2)

H. Thomas Watkins	—	—	—	—
David P. Southwell(3)	17,653	335,357	—	—
Timothy C. Barabe(4)	164,897	3,895,007	—	—
James H. Davis, Ph.D., J.D.	196,699	3,243,828	—	—
Barry A. Labinger	101,000	2,522,268	—	—
David C. Stump, M.D.	134,000	2,135,057	—	—

(1)	Based on the difference between the market price of our common stock on the date of exercise and the exercise price.

(2)	Based on the market price for our common stock on the vesting date.

(3)	Subsequent to his resignation from the Board of Directors, Mr. Southwell exercised options awarded while he was a director.

(4)	Mr. Barabe resigned as our Senior Vice President and Chief Financial Officer on March 3, 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Termination without a Change in Control

In November 2004, we entered into an employment agreement with Mr. Watkins in which Mr. Watkins agreed to serve as our Chief Executive Officer. Under that agreement, as amended in December 2007 and December 2008, if we terminate Mr. Watkins’s employment without cause or choose not to renew the employment agreement, or Mr. Watkins terminates his employment for good reason, Mr. Watkins will be entitled to receive the following payments and benefits provided that he enters into a release of claims in favor of the company in connection with his termination of employment: (1) payment of all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused paid-time-off days; (2) base salary continuation payments for a period of 24 months; (3) a pro rata bonus payment based on the bonus earned for the prior fiscal year; (4) continued participation in our group health plan for a period of 24 months at our expense, provided that Mr. Watkins is not then eligible to participate in a group health plan of another entity; and (5) an 18-month period, measured from the date of Mr. Watkins’s termination of employment, within which to exercise all vested stock options outstanding upon the date of termination, but in no event may such exercise occur beyond the term stated in the applicable award agreement. Upon termination, Mr. Watkins’s stock options will immediately vest for those shares that were otherwise scheduled to vest over the 12-month period following the date of termination.

In March 2010, we entered into an executive agreement with Mr. Southwell, which provides that if we terminate Mr. Southwell’s employment without cause or Mr. Southwell terminates his employment for good reason, Mr. Southwell will be entitled to receive the following payments and benefits provided that he enters into a release of claims in favor of the company in connection with his termination of employment: (1) payment of all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused paid-time-off days; (2) base salary continuation payments for a period of 12 months;

(3) a pro rata bonus payment based on the bonus earned for the prior fiscal year; (4) continued participation in our group health plan for a period of 12 months at our expense, provided that Mr. Southwell is not then eligible to participate in a group health plan of another entity; and (5) a 12-month period, measured from the date of Mr. Southwell’s termination of employment, within which to exercise all vested stock options outstanding upon the date of termination, but in no event may such exercise occur beyond the term stated in the applicable award agreement.

On March 3, 2010, Mr. Barabe resigned as our Senior Vice President and Chief Financial Officer. In connection with Mr. Barabe’s resignation, we entered into a separation agreement with Mr. Barabe, effective March 2, 2010. The separation agreement provided that Mr. Barabe be paid his base salary of $364,000, with half of this amount being paid on October 1, 2010 and the balance paid in equal installments over the following six months. In addition, on October 1, 2010, under the terms of the separation agreement, Mr. Barabe received a lump sum bonus amount of $75,000 for 2010, which was a pro-rata bonus payment measured by his period of employment during 2010 and the amount of bonus earned for 2009. Mr. Barabe’s right to exercise any of his outstanding stock options, to the extent vested as of March 31, 2010, was continued until the earlier of the original expiration date of the applicable option agreement or March 31, 2011. The separation agreement also contains mutual releases and confidentiality provisions.

In June 2005, we entered into a letter agreement with Mr. Labinger in which Mr. Labinger agreed to serve as our Executive Vice President and Chief Commercial Officer. As a result of the execution of a new executive agreement by Mr. Labinger in December 2007, as amended in December 2008, the existing severance arrangements for Mr. Labinger were amended to provide that if we terminate Mr. Labinger’s employment without cause or Mr. Labinger terminates his employment for good reason, Mr. Labinger will be entitled to receive the following payments and benefits provided that he enters into a release of claims in favor of the company in connection with his termination of employment: (1) payment of all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused paid-time-off days; (2) base salary continuation payments for a period of 12 months; (3) a pro rata bonus payment based on the bonus earned for the prior fiscal year; (4) continued participation in our group health plan for a period of 12 months at our expense, provided that Mr. Labinger is not then eligible to participate in a group health plan of another entity; and (5) a 12-month period, measured from the date of Mr. Labinger’s termination of employment, within which to exercise all vested stock options outstanding upon the date of termination, but in no event may such exercise occur beyond the term stated in the applicable award agreement.

In December 2004, we entered into an executive agreement with Dr. Stump, as amended in December 2007 and December 2008, which provides that if we terminate Dr. Stump’s employment without cause or Dr. Stump terminates his employment for good reason, Dr. Stump will be entitled to receive the following payments and benefits provided that he enters into a release of claims in favor of the company in connection with his termination of employment: (1) payment of all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused paid-time-off days; (2) base salary continuation payments for a period of 12 months; (3) a pro rata bonus payment based on the bonus earned for the prior fiscal year; (4) continued participation in our group health plan for a period of 12 months at our expense, provided that Dr. Stump is not then eligible to participate in a group health plan of another entity; and (5) a 12-month period, measured from the date of Dr. Stump’s termination of employment, within which to exercise all vested stock options outstanding upon the date of termination, but in no event may such exercise occur beyond the term stated in the applicable award agreement.

In December 2004, we entered into an executive agreement with Dr. Davis, as amended in December 2007 and December 2008, which provides that if we terminate Dr. Davis’s employment without cause or Dr. Davis terminates his employment for good reason, Dr. Davis will be entitled to receive the following payments and benefits provided that he enters into a release of claims in favor of the company in connection with his termination of employment: (1) payment of all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused paid-time-off days; (2) base salary continuation payments for a period of 12 months; (3) a pro rata bonus payment based on the bonus earned for the prior fiscal year; (4) continued participation in our group health plan for a period of 12 months at our expense, provided that Dr. Davis is not then eligible to participate in a group health plan of another entity; and (5) a 12-month period, measured from the date of Dr. Davis’s termination of employment, within which to exercise all vested stock options outstanding upon the date of termination, but in no event may such exercise occur beyond the term stated in the applicable award agreement.

Termination Upon a Change in Control

In July 1998, we established a Key Executive Severance Plan for our Chief Executive Officer and other key employees, and pursuant to that plan, as amended and restated in December 2008, we entered into agreements with the executive officers. The agreements provide that in the event the executive’s employment is terminated by us or by a successor without cause or by the executive for good reason, in either case within 18 months after a Change in Control (as defined in the Key Executive Severance Plan), we will make a cash payment to the executive equal to 1.5 times the sum of the executive’s annual salary plus average annual bonus (2.0 times in the case of the Chief Executive Officer) and the executive will be entitled to continue to participate in our group medical, dental, life and disability programs for a period of 18 months (24 months in the case of the Chief Executive Officer) at the same rates applicable to the executive during the executive’s employment. In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option grants will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive’s employment is terminated without cause or the executive resigns for good reason, in either case within 18 months after the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Key Executive Severance Plan.

The following table sets forth information with respect to compensation to our named executive officers upon a Change in Control:

	Cash	Equity	Benefits and
	Payment(1)	Acceleration(2)	Perquisites(3)
Name	($)	($)	($)

H. Thomas Watkins	2,766,667	9,887,838	70,081
David P. Southwell(4)	960,000	—	32,613
Timothy C. Barabe(5)	—	—	—
James H. Davis, Ph.D., J.D.	1,085,000	2,974,856	55,832
Barry A. Labinger	1,150,950	2,970,610	45,624
David C. Stump, M.D.	1,265,000	2,970,610	46,101

(1)	Cash payment equals the executive’s annual salary as of December 31, 2010 plus their calculated bonus multiplied by the amount indicated in the discussion above. Calculated bonus equals the average of the three prior years’ annual bonuses.

(2)	Aggregate intrinsic value of unvested stock options and stock awards as of December 31, 2010. For stock options, aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2010.

(3)	Reflects the present value of premiums for 18 months (24 months for Mr. Watkins) for group medical, dental, life and disability programs. Amounts are based on the premiums in effect at December 31, 2010 and include tax reimbursement at a marginal tax rate of 40%.

(4)	Mr. Southwell joined the company as Executive Vice President and Chief Financial Officer on March 22, 2010.

(5)	Mr. Barabe resigned as our Senior Vice President and Chief Financial Officer on March 3, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2010.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights(1)	Warrants and Rights	Reflected in First Column)(1)

Equity compensation plans approved by security holders	24,028,688	$14.55	4,706,605
Equity compensation plans not approved by security holders	—	—	—

Total	24,028,688		4,706,605

(1)	Represents shares of our common stock issuable in connection with such equity compensation plans.

TRANSACTIONS WITH RELATED PERSONS

It is the responsibility of our Audit Committee to review all transactions or arrangements between our company and any of our directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

We have entered into an indemnification agreement with each of our directors and executive officers. This form of indemnification agreement, and our certificate of incorporation and by-laws, require us to indemnify and advance expenses to these persons to the full extent permitted by Delaware law. We also intend to enter into an indemnification agreement with each of our future directors and executive officers.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. We have reviewed such reports received by us and written representations from our directors and executive officers. Based solely on such review, we believe that all ownership reports were timely filed during 2010.

Other Matters

Our Board of Directors knows of no other business that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the annual meeting or any adjournment or postponement thereof.

We will provide without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements and schedules, to each of our stockholders of record on March 18, 2011, and to each beneficial owner of common stock on that date, upon receipt of a written request for the Form 10-K mailed to our offices, 14200 Shady Grove Road, Rockville, Maryland 20850, Attention: Investor Relations. In the event that exhibits to the Form 10-K are requested, a fee will be charged for reproduction of the exhibits. Requests from beneficial owners of common stock must set forth a good faith representation as to such ownership. Our filings with the SEC are available without charge on our website at www.hgsi.com as soon as reasonably practicable after they are filed.

Proposals for the 2012 Annual Meeting

Any stockholder who intends to present a proposal at the company’s annual meeting to be held in 2012, and who wishes to have the proposal included in the company’s proxy statement for that meeting, must deliver the proposal to the company’s Secretary no later than December 1, 2011. Any proposal received after this date will be considered untimely and may be excluded from the proxy statement. A proposal must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

A stockholder may present a proposal that is a proper subject for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures set forth in the company’s by-laws. The by-laws require that a stockholder who intends to present a proposal at an annual meeting of stockholders submit the proposal to the Secretary not fewer than 60 and not more than 90 days before the anniversary of the date that the proxy statement was released to stockholders for the previous year’s annual meeting. To be eligible for consideration at the 2012 annual meeting, such a proposal and any nominations for director must be received by the Secretary between December 31, 2011 and January 30, 2012. This advance notice period is intended to allow stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Any such proposal received after this date may be considered untimely and may be excluded.

All submissions to, or requests from, the Secretary should be made to Human Genome Sciences, Inc., 14200 Shady Grove Road, Rockville, MD 20850.

By Order of the Board of Directors,

James H. Davis, Secretary

March 30, 2011

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE OVER THE INTERNET OR BY TELEPHONE OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING.

ANNEX A

HUMAN GENOME SCIENCES, INC.
SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN

1.	ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

Human Genome Sciences, Inc., a Delaware corporation (the “Company”), maintains the Human Genome Sciences, Inc. Amended and Restated Stock Incentive Plan, as approved by the stockholders of the Company on May 6, 2009, which plan is further amended and restated herein and shall hereafter be known as the Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan (the “Plan”). The Plan is a continuation and extension of the Company’s 2000 Stock Incentive Plan, initially adopted on February 16, 2000, as amended from time to time and amended and restated herein.

The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance stock awards, and cash incentive awards, or any combination of the foregoing.

2.	DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” shall mean the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Annual Director Grant” shall mean the stock option and restricted stock units issuable pursuant to Section 6(b)(ii) of the Plan.

(e) “Award” shall mean any stock option, stock appreciation right, restricted or unrestricted stock award, stock-equivalent or restricted stock unit, performance award, or cash incentive award granted under the Plan or any predecessor version of the Plan, through and including the 2000 Stock Incentive Plan.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cash Incentive Award” means an incentive award granted under the Plan that provides to the participant a conditional right to receive an amount, denominated in dollars, as determined by the Administrator, based on performance measured over a specified performance period.

(g) “Change in Control” means, except as may otherwise be provided on the applicable Grant Agreement, the earliest to occur of any of the following events, construed in accordance with Code Section 409A:

(i) Any one person or more than one person acting as a group acquires, or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or group, beneficial ownership of more than 50% of the total voting power of the Company’s then outstanding voting securities;

(ii) A majority of the members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed or approved by a majority of the members of the Board who were members of the Board prior to the initiation of the replacement; or

(iii) Any one person or more than one person acting as a group acquires, or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of 50% or more of the total gross fair market value of all of the assets of the Company immediately prior to the initiation of the acquisition.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(i) “Common Stock” shall mean shares of common stock of the Company, par value of one cent ($.01) per share.

(j) “Company” shall mean Human Genome Sciences, Inc., a Delaware corporation.

(k) “Covered Employee” shall mean a person who is a “covered employee” within the meaning of Code section 162(m).

(l) “Current Share Pool” shall mean the sum of 5,000,000 shares of Common Stock plus the number of Carryover Shares, as defined in Section 4(a), as of March 18, 2011.

(m) “Director” shall mean a member of the Board.

(n) “Effective Date” shall mean the date upon which the Plan, as amended and restated herein, is approved by the stockholders of the Company.

(o) “Fair Market Value” shall mean, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith.

(p) “Grant Agreement” shall mean a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(q) “Inception Date” shall mean February 16, 2000.

(r) “Initial Director Grant” shall mean the stock option issuable pursuant to Section 6(b)(i) of the Plan.

(s) “Non-Employee Director” shall mean a Director who is not an employee of the Company or any of its Affiliates.

(t) “Performance Award” shall mean a Stock Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified performance period. .

(u) “Performance Measures” shall mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups or an index covering multiple companies:

(i) Earnings or Profitability Metrics:  including, but not limited to, earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments, early extinguishment of debt, stock-based compensation expense, changes in GAAP or critical accounting policies, or other extraordinary or non-recurring items, as specified by the plan administrator when establishing the performance goals;

(ii) Return Metrics:  including, but not limited to, return on investment, assets, equity or capital (total or invested);

(iii) Cash Flow Metrics:  including, but not limited to, operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

(iv) Liquidity Metrics:  including, but not limited to, capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt-to-capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the plan administrator;

(v) Stock Price and Equity Metrics:  including, but not limited to, return on stockholders’ equity; total stockholder return; revenue (gross, operating or net); revenue growth; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio;

(vi) Strategic Metrics:  including, but not limited to, product research and development; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; inventory control; growth in assets; key hires; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; legal compliance or risk reduction.

(v) “Plan” shall mean the Human Genome Sciences, Inc. Second Amended and Restated Stock Incentive Plan, as set forth herein and as amended from time to time; provided, however, that the term “Plan” shall also include each predecessor version of the Plan, through and including the Company’s 2000 Stock Incentive Plan, where the context requires.

(w) “SAR” shall mean a stock appreciation right.

(x) “Stock Award” shall mean an Award, other than a stock option or stock appreciation right, that is denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, or any combination of the foregoing.

3.	ADMINISTRATION

(a) Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. With respect to grants of Performance Awards and Cash Incentive Awards, the Administrator shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code section 162(m). To the extent allowed by applicable state law, the Administrator by resolution may authorize an officer or officers to grant Awards

(other than Stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator.

(i) The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards; provided, however, that the Administrator shall not have the discretion to grant options to non-employee directors except as provided in Section 6(b) of the Plan.

(ii) The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (A) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (B) determine the types of Awards to be granted; (C) determine the number of shares to be covered by or used for reference purposes for each Award; (D) impose such terms, limitations, restrictions and conditions upon any Award as the Administrator shall deem appropriate; (E) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(c) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, within the meaning of Nasdaq Marketplace Rule 5635(c) and IM-5635-1, or any successor provision, shall be made without prior stockholder approval); (F) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award in connection with a change in control of the Company or other extraordinary transaction affecting the Company or its capitalization, or the termination of any grantee’s employment or other relationship with the Company, including any such termination that results from death or disability; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a Performance Award or Cash Incentive Award held by a “covered employee,” within the meaning of Code section 162(m) if such waiver or acceleration is inconsistent with Code section 162(m) and such Performance Award or Cash Incentive Award was intended to constitute “qualified performance based compensation” within the meaning of Code section 162(m); (G) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (H) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

(iii) Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or SARs or cancel outstanding stock options or SARs in exchange for cash, other Awards or stock options or SARs with an exercise price that is less than the exercise price of the original stock options or SARs without stockholder approval.

(iv) The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c) Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award.

(e) Indemnification.  To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

(a) Share Pool.  Shares of Common Stock issued or transferred under the Plan may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market for purposes of the Plan. Subject to adjustments as provided in Section 4(b) or Section 7(c) of the Plan, the number of shares of Common Stock available for Awards to be granted during the Company’s 2011 fiscal year on or after the Effective Date shall be equal to (i) 5,000,000 shares, plus (ii) the Carryover Shares minus (iii) the number of shares of Common Stock made subject to Awards granted after March 18, 2011 and before the Effective Date, and the number of shares of Common Stock available for Awards to be granted during any fiscal year of the Company after 2011 shall be equal to the Carryover Shares for such fiscal year. For fiscal year 2011, “Carryover Shares” means 1,557,076 shares of Common Stock representing the excess of (x) the aggregate number of shares of Common Stock that were available for issuance under the Plan from its Inception Date through December 31, 2010, over (y) the sum of (1) the aggregate number of shares of Common Stock that were issued under the Plan prior to March 18, 2011, as measured from the Inception Date, and which were not subject to forfeiture as of March 18, 2011, plus (2) the aggregate number of shares of Common Stock subject to Awards outstanding as of March 18, 2011. For each fiscal year after 2011, “Carryover Shares” means the shares of Common Stock that were available for Awards, and which were not subject to any Awards, as of the last day of the preceding fiscal year. Notwithstanding the foregoing, in no event shall more than an aggregate of 15,000,000 shares of Common Stock be issued pursuant to Awards granted after 2010 that are intended to qualify as incentive stock options under Code section 422. The Company shall reserve a sufficient number of shares of Common Stock to satisfy outstanding Awards.

(b) Adjustments to Share Pool.  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422. To the extent that any shares of Common Stock covered by an Award are not delivered to an Award holder because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

(c) Full-value Award Limit.  Subject to adjustment in the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the maximum number of shares of Common Stock that may be issued from the Current Share Pool in conjunction with Stock Awards granted on or after the Effective Date is 2,000,000 shares; provided, however, that any shares of Common Stock that are forfeited back to the Company with respect to any such Awards granted from the Current Share Pool shall restore to this limit and be available for further grant as Stock Awards.

(d) Code Section 162(m) Individual Limits.  Subject to adjustment as provided in Section 7(c) of the Plan:

(i) the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 600,000 shares;

(ii) the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan during a calendar year to any one person in the form of Stock Awards other than Performance Awards is, in the aggregate, 100,000 shares;

(iii) the maximum number of shares of Common Stock that may be subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 300,000 shares, and the maximum cash amount that may be payable in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is the cash amount equal to the fair market value of the underlying shares; and

(iv) the maximum aggregate cash amount that may be payable in connection with Cash Incentive Awards granted under the Plan during a calendar year to any one person is $2,000,000;

provided, however, that each of the limitations set forth above in this Section 4(d) shall be multiplied by two when applied to Awards grant to any individual during the calendar year in which such individual first commences service with the Company or an Affiliate; and provided, further, that the limitations set forth above in this Section 4(d) shall be multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration, when applied to Performance Awards and Cash Incentive Awards. The limitations set forth above in this Section 4(d) shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.	PARTICIPATION

Participation in the Plan shall be open to all employees, officers and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. Non-employee directors of the Company shall be eligible to participate in the Plan only as provided in Section 6(b).

6.	AWARDS

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options.  The Administrator may from time to time grant to eligible participants, other than non-employee directors of the Company, Awards of incentive stock options as that term is defined in Code section 422, nonqualified stock options or stock options that qualify for favorable tax treatment in jurisdictions outside the United States; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. All stock options granted under the Plan must have an exercise price at least equal to Fair Market Value as of the date of grant and no stock option granted under the Plan shall have a maximum term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Non-Employee Director Grants.

(i) Each Non-Employee Director will receive, on the date that such person is first elected or appointed as a Director, an automatic grant of a nonqualified stock option to purchase 25,000 shares of Common Stock (“Initial Director Grant”).

(ii) Each Non-Employee Director also will receive, on the day immediately following the date of each annual meeting of stockholders, an automatic grant of a nonqualified stock option to purchase 16,000 shares of Common Stock and 2,500 restricted stock units (collectively, the “Annual Director Grant”); provided that the Director is a member of the Board on the grant date.

(iii) Notwithstanding the provisions of Section 6(b)(ii) above, an Annual Director Grant will not be granted to a Non-Employee Director with respect to an annual meeting of stockholders that gives rise to the Director’s Initial Director Grant.

(iv) Each Initial Director Grant and the portion of each Annual Director Grant that is in the form of a nonqualified stock option shall (A) have a ten-year term; (B) have an exercise price for each share subject thereto equal to the Fair Market Value of the Common Stock on the grant date; (C) become vested and exercisable in equal monthly installments over the 36-month period that commences on the grant date provided that the option holder is a Director on the respective vesting date; (D) become fully vested and exercisable in the event that more than 50% of the outstanding Common Stock is acquired by a person or group of persons or, for Initial Director Grants and Annual Director Grants granted on or after the Effective Date, immediately before, but contingent upon, the occurrence of a Change in Control; (E) terminate, to the extent not vested and exercisable and after giving effect to the foregoing clause (D), upon termination of service as a Director; (F) remain exercisable, to the extent vested, for a period of three months following termination of service as a Director or, if such termination is due to death or permanent and total disability, for a one-year period following termination of service, and shall terminate upon the expiration of such three-month or one-year period, as applicable; and (G) provide for payment of the exercise price via cash, check, tender of shares of Common Stock, or any combination thereof.

(v) The portion of each Annual Director Grant that is in the form of restricted stock units shall (A) become vested and nonforfeitable as to one-third of the restricted stock units on May 1st of the first, second and third calendar years after the year in which the units are granted, provided that the Award recipient is a Director on the respective vesting date or has been a Director at any time within the 60-day period immediately preceding the respective vesting date; (B) to the extent not earlier vested or terminated, become fully vested and nonforfeitable immediately before, but contingent upon, the occurrence of a Change in Control; and (C) terminate upon termination of service as a Director to the extent not then vested, after giving effect to the foregoing clause (B), or scheduled to vest within the following 60-day period pursuant to the foregoing clause (A).

(c) Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of stock appreciation rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator and specified in the applicable Grant Agreement. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(d) Stock Awards.  The Administrator may from time to time grant Stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Stock Award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common

Stock or other securities and cash, all as determined in the sole discretion of the Administrator and specified in the applicable Grant Agreement. Stock Awards shall have a minimum three year pro-rated restriction period; provided, however, that a Stock Award may have a restriction period of less than three years, but no less than one year, if the vesting of such Stock Award is performance based, and provided, further, that a Stock Award may be unrestricted if it is granted in lieu of salary or cash bonus and is reasonable in amount as determined in the sole discretion of the Administrator. A Stock Award granted in the form of a stock-equivalent unit or restricted stock unit shall be credited to a bookkeeping reserve account solely for recordkeeping purposes, shall not require a segregation of any of the Company’s assets, and, except as otherwise provided in the applicable Grant Agreement, shall not convey upon the grantee any rights of a stockholder with respect to any shares of Common Stock represented by such unit solely as a result of the grant of the Award.

(e) Performance Awards.

(i) Grant of Performance Awards.  For purposes of ensuring that compensation arising from Stock Awards granted under the Plan to certain officers and key employees of the Company is deductible by the Company or its Affiliate under Code section 162(m), the Administrator may provide that the grant, vesting, lapse of restrictions or settlement of such Stock Awards shall be based upon one or more Performance Measures and performance goals to be attained relative to those Performance Measures, all as determined by the Administrator. Awards granted in this manner shall constitute Performance Awards. When granting Performance Awards, the Administrator shall establish in writing (A) the performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the target and, if applicable threshold and/or maximum, compensation payable (in the form of cash or shares of Common Stock) if the performance goals are met, and (D) any other conditions that the Administrator deems appropriate.

(ii) Establishment of Goals.  The Administrator shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m). If the Administrator intends for the Performance Awards to constitute “qualified performance-based compensation” within the meaning of Code section 162(m) payable to a Covered Employee, the performance goals shall satisfy the requirements of Code section 162(m) including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be objective and established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Administrator shall set performance goals based on one or more Performance Measures. Performance goals may include minimum, maximum, intermediate and target levels of performance, with the size of the Performance Award to be granted or paid or the lapse of restrictions with respect thereto based on the level attained. A performance goal or target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof.

(iii) Discretionary Adjustment of Performance Awards.  The Administrator shall not have discretion to increase, but may decrease, the amount of compensation that is payable upon achievement of the designated performance goals with respect to any Performance Award that is intended to constitute “qualified performance based compensation” within the meaning of Code section 162(m) payable to a Covered Employee. Positive or negative adjustments may be made by the Administrator, in its discretion, to any Performance Award that is granted to a person who at the time of grant and at the time that the Performance Award gives rise to taxable income is not a Covered Employee, or to any Performance Award that is not intended to constitute “qualified performance based compensation” within the meaning of Code section 162(m).

(iv) Certification of Results.  The Administrator shall certify and announce the results for each performance period to each affected holder of a Performance Award after the completion of the performance period. If and to the extent that the Administrator does not certify that the performance goals have been met, the grants of Performance Awards for the performance period that were considered to be “qualified performance-based compensation” within the meaning of Code section 162(m) shall be forfeited or shall not be made, as applicable.

(v) Death, Disability or Other Circumstances.  The Administrator may provide that Performance Awards shall be payable or restrictions on such Performance Awards shall lapse, in whole or in part, in the event of the Award recipient’s death or disability during the performance period, upon a change of ownership or control of the Company, or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

(f) Cash Incentive Awards.

(i) Grant of Cash Incentive Awards.  The Administrator may grant Cash Incentive Awards that the Administrator intends to constitute as “qualified performance-based compensation” within the meaning of Code section 162(m) payable to one or more Covered Employees. Such Cash Incentive Awards shall subject to such terms and conditions as the Administrator deems appropriate and may be granted to any employee or officer who is a Covered Employee on the date of grant or who the Administrator reasonably determines may become a Covered Employee before the time the Cash Incentive Award gives rise to taxable income.

(ii) Target Cash Incentive Awards and Performance Goals.  When the Administrator decides to make Cash Incentive Awards under this Section 6(f), the Administrator shall select the employees and officers who will be eligible for Cash Incentive Awards, specify the performance period, and establish target Cash Incentive Awards and performance goals for the performance period. The performance period shall be the Company’s fiscal year or such other period as the Administrator determines. The Administrator shall determine each Participant’s target Cash Incentive Award based on the Participant’s responsibility level, position or such other criteria as the Administrator shall determine. A Participant’s target Cash Incentive Award may provide for differing amounts to be paid based on differing thresholds of performance. The Administrator shall establish in writing (i) the objective performance goals that must be met in order for the Cash Incentive Awards to be paid for the performance period, (ii) the maximum amounts that may be paid if the performance goals are met, (iii) any threshold levels of performance that must be met in order for Cash Incentive Awards to be paid, and (iv) any other conditions that the Administrator deems appropriate and consistent with the requirements of Code section 162(m) for “qualified performance-based compensation.” The performance goals shall satisfy the requirements of Code section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

(iii) Criteria Used for Objective Performance Goals.  The Administrator shall establish objectively determinable performance goals based on one or more Performance Measures. A performance goal or target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. Performance goals need not be uniform among Cash Incentive Award recipients.

(iv) Timing of Establishment of Target Cash Incentive Awards and Goals.  The Administrator shall establish each recipient’s target Cash Incentive Award and performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

(v) Section 162(m) Requirements.  A Cash Incentive Award may not be awarded as an alternative to any other award that is not designated as “qualified performance-based compensation,” but instead must be separate and apart from all other awards made. Positive or negative adjustments may be made by the Administrator, in its discretion, to the amount payable under any Cash Incentive Award that is granted to a person who neither at the time of grant nor at the time that the Cash Incentive Award gives rise to taxable income is a Covered Employee. The Administrator shall not have discretion to increase the amount of compensation that is payable under any Cash Incentive Award that is granted to a person who at the time of grant or at the time that the Cash Incentive Award gives rise to taxable income is a Covered Employee, but the Administrator may reduce the amount of compensation that is payable to such person based upon the Administrator’s assessment of personal performance or other factors. Any reduction of a recipient’s Cash Incentive Award shall not result in an increase in any other recipient’s Cash Incentive Award.

(vi) Certification of Results.  The Administrator shall certify the performance results for the performance period after the performance period ends. The Administrator shall determine the amount, if any, to be paid pursuant to each Cash Incentive Award based on the achievement of the performance goals, the Administrator’s exercise of its discretion to reduce Cash Incentive Awards and the satisfaction of all other terms of the Cash Incentive Awards. Subject to the provisions of Section 6(f)(x), payment of the Cash Incentive Awards certified by the Administrator shall be made in a single lump sum cash payment on or after the close of the performance period, but not later than two and one-half months after the close of the calendar year in which the performance period ends.

(vii) Limitations on Rights to Payment of Cash Incentive Awards.  No individual shall have any right to receive payment of a Cash Incentive Award under the Plan for a performance period unless the individual remains in the employ of the Company or an Affiliate through the last day of the performance period; provided, however, that the Administrator may determine that if an individual’s employment with the Company terminates prior to the end of the performance period, the individual may be eligible to receive all or a prorated portion of any Cash Incentive Award that would otherwise have been earned for the performance period, under such circumstances as the Administrator deems appropriate and consistent with Code section 162(m).

(viii) Change of Control.  If a change in the ownership or control of the Company occurs prior to the end of a performance period, the Administrator may determine that each employee who was awarded a target Cash Incentive Award for the performance period in which such change in the ownership or control of the Company occurs may receive a Cash Incentive Award for the performance period, in such amount and at such time as the Administrator determines; provided however that, to the extent such Cash Incentive Award constitutes deferred compensation under Code section 409A, any such payment with respect to the Cash Incentive Award shall be made in compliance with Code section 409A.

(ix) Discretionary and Other Bonuses.  In addition to Cash Incentive Awards that are designated “qualified performance-based compensation” under Code section 162(m), as described above, the Administrator may grant to executive employees such other bonuses as the Administrator deems appropriate, which may be based on individual performance, Company performance or such other criteria as the Administrator determines. Decisions with respect to such bonuses shall be made separate and apart from the Cash Incentive Awards described in this Section 6(f).

(x) Deferrals.  The Administrator may permit or require a Cash Incentive Award recipient to defer receipt of the payment of cash that would otherwise be due to such individual in connection with the Cash Incentive Award. If any such deferral election is permitted or required, the Administrator shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Code section 409A.

7.	MISCELLANEOUS

(a) Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its

Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(c) Adjustments; Business Combinations.

(i) Subject to any required action by the Company (which shall be promptly taken) or its stockholders, and subject to the provisions of the Delaware General Corporation Law, if the outstanding Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Common Stock is effected without receipt of consideration by the Company occurring after the date of grant of an Award, a proportionate and appropriate adjustment shall be made in the number of shares of Common Stock underlying the Award and the exercise price, if any, so that the proportionate interest of the Award holder immediately following such event shall, to the extent practicable, be the same as immediately before such event. A commensurate change will be made to (A) the maximum number of shares reserved for issuance or with respect to which Awards may be granted under the Plan, (B) all other grant limits specified in Section 4 of the Plan, and (C) the number of shares covered by Initial Director Grants and Annual Director Grants, as provided in Section 6(b) of the Plan, to be granted after such event.

(ii) In addition to the adjustments covered under Section 7(c)(i) above, any Award may contain provisions to the effect that upon the occurrence of certain events, including a change in control of the Company (as defined by the Administrator in the Grant Agreement), any outstanding Awards not theretofore exercisable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Administrator at the time of the event, become fully exercisable or free from restrictions.

(iii) The Administrator will make the adjustments and determinations under Sections 7(c)(i) and 7(c)(ii), and its determination will be final, binding and conclusive.

(iv) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Awards are changed into or exchanged for cash or property or securities not of the Company’s issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than eighty percent (80%) of the voting power of the shares of Common Stock then outstanding by, another corporation or person, the Awards shall terminate, unless provision be made in writing in connection with such transaction for the assumption of the Awards theretofore granted, or the substitution for such Awards of any awards covering the stock or securities of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments, as determined by the Administrator, as to the number and kind of shares of stock and prices, in which event the Awards shall continue in the manner and under the terms so provided. If an Award would otherwise terminate pursuant to the foregoing sentence, the holder of such Award shall have the right, at such time before the consummation of the transaction causing such termination as the Company shall reasonably designate, to exercise the unexercised portions of the Awards, including the portions thereof that would, but for this subsection, not yet be exercisable.

(d) Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate solely as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(e) Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time without shareholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations thereunder and the rules of the principal securities exchange upon which the shares of Common Stock are listed for trade; provided, however, that no termination, amendment, or modification of the Plan may materially adversely affect any Award previously granted hereunder, unless the written consent of the holder of such Award is obtained. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(f) Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(g) Compliance with Laws.  If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

(h) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(j) 409A Savings Clause.  The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B) or any successor provision. Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from,

Code section 409A. To the extent required under Code section 409A, payments or distributions to a participant who is a “specified employee” (within the meaning of such term under Code section 409A) upon his or her separation from service that are scheduled to be paid within six months after such separation from service shall be postponed and subject to a six-month delay and shall be paid within 15 days after the end of the six-month period following separation from service or, if the participant dies during the postponement period prior to the payment of the postponed amount, the amounts postponed on account of Code section 409A shall be paid to the personal representative of the participant’s estate within 60 days after the date of the participant’s death. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent, that such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(k) Effective Date; Termination Date.  The Plan initially became effective February 16, 2000, and has been amended, and amended and restated, from time to time subsequently. The Plan, as amended and restated herein, is effective as of the date on which it is approved by the stockholders of the Company. No Award shall be granted under the Plan after the close of business on February 28, 2021. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

Annual Meeting of Stockholders
HUMAN GENOME SCIENCES, INC.
May 11, 2011
Please submit your proxy by internet or telephone
or date, sign and mail your proxy card back as soon as possible.
If you submit your proxy by internet or telephone, do not return your proxy card.
* * *
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
Human Genome Sciences, Inc.’s Proxy Statement, and 2010 Annual Report are available electronically. As an alternative to receiving printed copies of these materials in future years, you may decide to receive or access them electronically. By signing up for electronic delivery, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail. You also can reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help reduce our printing and mailing costs.
To sign up for electronic delivery, please vote using the internet at www.proxyvote.com, and when prompted, indicate that you agree to receive or access stockholder communications electronically in future years and provide your email address. If you have any questions about electronic delivery, please contact Human Genome Sciences, Inc.’s Investor Relations Department at (301) 610-5800 or at Investor_Relations@hgsi.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2010 Annual Report are available at www.proxyvote.com.

M31856-P08197
HUMAN GENOME SCIENCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2011
     The undersigned hereby appoints JAMES H. DAVIS, Ph.D., J.D., and DAVID P. SOUTHWELL, and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the “Company”) to be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on Wednesday, May 11, 2011 at 9:30 a.m., local time, and at any adjournment or postponement thereof, upon and in respect of the matters listed on the reverse side, and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.
     The undersigned hereby acknowledges receipt of a copy of the Company’s 2010 Annual Report and Notice of 2011 Annual Meeting of Stockholders and Proxy Statement relating to such Annual Meeting. The undersigned revokes all prior proxies given for said Annual Meeting and any adjournment or postponement thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.
THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED, “FOR” PROPOSALS 2, 3 AND 4 AND “3 YEARS” ON PROPOSAL 5.
Continued and to be signed on reverse side

C/O AMERICAN STOCK TRANSFER
& TRUST COMPANY
59 MAIDEN LANE
NEW YORK, NY 10038
VOTE BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 10, 2011. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M31855-P08197	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

HUMAN GENOME SCIENCES, INC.			For	Withhold	For All
The Board of Directors recommends a vote “FOR” the nominees for director listed below, “FOR” proposals 2, 3 and 4 and “3 YEARS” on proposal 5.			All	All	Except

			O	O	O
Vote on Directors
1.	Election of Directors

Nominees:

	01) Richard J. Danzig	07) Augustine Lawlor
	02) Colin Goddard, Ph.D.	08) George J. Morrow
	03) Maxine Gowen, Ph.D.	09) Gregory Norden
	04) Tuan Ha-Ngoc	10) H. Thomas Watkins
	05) Jerry Karabelas, Ph.D.	11) Robert C. Young, M.D.
06) John L. LaMattina, Ph.D.

Vote on Proposals			For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.		O	O	O

3.	To approve the amendment of the Company’s stock incentive plan.		O	O	O

4.	To approve, on an advisory basis, the compensation of the named executive officers.		O	O	O

Please indicate if you plan to attend this meeting.			O	O

			Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		1 Year	2 Years	3 Years	Abstain

5.	To advise on the frequency of the advisory vote on executive compensation.	O	O	O	O

6.	To act upon such other matters that may properly come before the 2011 Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees, “FOR” proposals 2, 3 and 4 and “3 YEARS” on proposal 5.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United States. (If you submit your proxy by telephone or internet, do not return your proxy card.)

Note: Please sign exactly as your name appears hereon. If the shares are in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.

Signature (Joint Owners)	Date